Exhibit 10.3

CONFIDENTIAL

CERTAIN INFORMATION IDENTIFIED BY “[****]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) (with reference No. HT-AAGTP005) is by and between Aligos Therapeutics, Inc., organized under the laws of Delaware, having its principal place of business at 1 Corporate Drive, 2nd Floor, South San Francisco, CA 94080, U.S.A., on its own behalf and on behalf of its Affiliates (collectively, “Aligos”), and Xiamen Amoytop Biotech Co., Ltd., organized under the laws of the People’s Republic of China and having its principal place of business at No. 330 Wengjiao Road, Haicang, Xiamen, Fujian, P.R. China, on its own behalf and on behalf of its Affiliates (collectively, “Amoytop”). Aligos and Amoytop may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

Whereas, Aligos is a biopharmaceutical company that has developed a novel therapeutic compounds for chronic hepatitis B, and controls intellectual property relating thereto, including, in part, pursuant to an exclusive license agreement with Emory University;

Whereas, Amoytop is a biopharmaceutical company in China, specialized in research and development, manufacturing, and marketing of regular and long-acting recombinant protein drug products; and

Whereas, Amoytop desires, and Aligos is willing to grant, an exclusive license to develop and commercialize said compound in the Field in the Territory (as each is defined below), all under the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aligos and Amoytop hereby agree as follows:

AGREEMENT

Article 1

DEFINITIONS
1.1
“1075 Active Ingredient” means any therapeutically or prophylactically active ingredient or product that contains or uses the specific compound set forth in Exhibit 1.1 (1075 Compound), known as ALG-001075, including any compound or formulation that uses such active ingredient or product.

1.2
“Adverse Event” has the meaning set forth in 21 C.F.R. § 312.32 and generally means any unintended and unfavorable medical occurrence associated with the use of a product in a human patient or subject who is administered a product, whether or not considered related to such product.
1.3
“Affiliate” means, with respect to any Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, but for only so long as such control exists. As used in this Section 1.3, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights, or corporate governance or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity.
1.4
“Aligos Arising Patents” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.5
“Aligos Representative” means Aligos and its respective directors, officers, employees, and agents.
1.6
“Amoytop Arising Patents” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.7
“Amoytop Representative” means Amoytop and Sublicensees and its and their respective directors, officers, employees, and agents.
1.8
“Amoytop Improvement” means any Sole Arising IP of Amoytop that comprises an enhancement, modification, optimization, or adaptation of the manufacturing processes, analytical methods, formulation techniques, or other operational know-how related to the Licensed IP, in each case that is developed by or on behalf of Amoytop in the course of activities conducted under this Agreement. For the avoidance of doubt, Amoytop Improvements do not include any modification, derivative, analog, homolog, prodrug, metabolite, salt, polymorph, co-crystal, or other structural or any functional variation of the Licensed Product or the compound comprising the Licensed Product, which is subject to the restrictions set forth in Section 2.2 (Restrictions on Licensed Product).
1.9
“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state, and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including or Regulatory Approvals) of or from any court, arbitrator, Regulatory Authority, or Governmental Authority having jurisdiction over or related to the subject item, including the U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.), Prescription Drug Marketing

Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), Data Protection Laws, the FCPA, Export Control Laws, and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), and, with respect to Amoytop, including the Drug Administration Law of China, Implementation Regulations of Drug Administration Law of China, Patent Law of China, the Regulations of the People's Republic of China on the Administration of Technology Import and Export the Anti-Monopoly Law of the People's Republic of China and implementing guidelines, the Personal Information Protection Law of the People's Republic of China , the Data Security Law of the People's Republic of China, the Cybersecurity Law of the People's Republic of China, the Regulations of the People's Republic of China on the Administration of Human Genetic Resources the Export Control Law of the People’s Republic of China, the Regulations of the People's Republic of China on Foreign Exchange Administration, the Good Pharmacovigilance Practice regulation promulgated by National Medical Products Administration (NMPA), and all rules, regulations, guidelines, and orders issued by NMPA, Ministry of Commerce of the People’s Republic of China (MOFCOM), State Administration of Foreign Exchange (SAFE), State Administration for Market Regulation (SAMR), the Cyberspace Administration of China, and the Ministry of Science and Technology of the People’s Republic of China (MOST), in each case as amended from time to time, and, with respect to Hong Kong, Macau, and Taiwan, the corresponding laws and regulations of the applicable jurisdiction governing pharmaceutical products, intellectual property, data protection, and foreign exchange, all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder, and similar laws or regulations in other applicable jurisdictions.
1.10
“Arising IP” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.11
“Arising Patents” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.12
“Authorized Manufacturer” means a contract manufacturer engaged by Amoytop to manufacture Licensed Product on Amoytop’s behalf pursuant to a Manufacturing Authorization Agreement, provided that such contract manufacturer satisfies each of the Qualified Manufacturer Criteria at all times during its engagement. A contract manufacturer that ceases to satisfy any Qualified Manufacturer Criterion shall immediately cease to qualify as an Authorized Manufacturer, and Amoytop shall comply with the notification and remediation obligations set forth in Section 7.7 (Audit Rights: Authorized Manufacturers) upon becoming aware of such disqualification.
1.13
“Authorized Units” means units of Licensed Product that are fully manufactured and finished by or on behalf of Amoytop or an approved

Sublicensee within the scope of this Agreement, and sold to a Distributor through an authorized sale within the Territory and the Field.
1.14
“Bankruptcy Laws” has the meaning set forth in Section 17.4(b) (Bankruptcy).
1.15
“Business Day” means a day other than Saturday, Sunday, or any other day on which commercial banks located in the State of New York, U.S. or the P.R. China are authorized or obligated by Applicable Laws to close.
1.16
“Calendar Quarter” means each respective period of three consecutive months ending on March 31, June 30, September 30, and December 31.
1.17
“Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.
1.18
“CAM Product” means any capsid assembly modulator (“CAM”) compound product Controlled by Aligos, whether administered alone, as part of a single pharmaceutical formulation containing as its therapeutically or prophylactically active ingredients both a CAM compound and one or more other active ingredients, or a combination therapy comprised of a CAM Product and one or more therapeutically or prophylactically active products priced and sold in a single package containing such multiple products. The CAM Products include the Licensed Product.
1.19
“CCO” or “Contract Commercial Organization” means a Third Party engaged by Amoytop or its Sublicensee under a written agreement to perform Commercialization-related services with respect to Licensed Product in the Field in the Territory. A CCO is not a Sublicensee to the extent its activities do not involve the manufacture, sale, offer for sale, or import of Licensed Product on its own account. A CCO that distributes Licensed Product solely following an authorized first sale by Amoytop or its Sublicensee is a Distributor for purposes of this Agreement. A CCO that manufactures, sells, offers for sale, or imports Licensed Product on its own account is a Sublicensee with respect to such activities.
1.20
“Change of Control” means, with respect to a Party, (a) any acquisition, assignment, transfer, or other disposition of all or a substantial portion of such Party’s business or assets by or to a Third Party, (b) any reorganization or combination, whether by operation of law or otherwise, including a consolidation and merger, of such Party with or into any other entity, (c) any change in the shareholding of such Party in which the shareholders of such Party immediately prior to such change own less than fifty percent (50%) of such Party immediately after such change, (d) any circumstances in which a Third Party obtains the power, directly or indirectly, to direct or cause the direction of the management or policies of such Party, (e)

any sale, transfer or other disposition of all or substantially all of the assets of the Party, or (f) the effectuation by the Party of a transaction or series of related transactions in which more than thirty percent (30%) of the voting power of the Party is transferred.
1.21
“Closing Date” means the date on which Amoytop receives approval from its shareholders’ meeting, in accordance with Applicable Laws and Amoytop’s organizational documents, for the transaction contemplated by this Agreement.
1.22
“CMC” means chemistry, manufacturing, and control.
1.23
“COGs” means, for a given good, the cost of goods sold of such good determined in accordance with the International Financial Reporting Standards as in effect as of the relevant time (“IFRS”).
1.24
“Commercialization” means the conduct of all activities undertaken in support of the promotion, marketing, sale, and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling, and delivering Licensed Product to customers) of a product, including pre-launch, launch, sales force efforts, detailing, commercial strategy, advertising, medical education, medical affairs, vigilance, planning, marketing, sales force training, sales and distribution (including pricing and reimbursement) activities, and post-approval clinical trials and related activities. “Commercialize” and “Commercializing” have correlative meanings.
1.25
“Commercialization Plan” has the meaning set forth in Section 8.2(a) (Content).
1.26
“Commercially Reasonable Efforts” mean [****].
1.27
“Committee” means the Working Groups jointly established by the Parties hereunder, including, without limitation, the JSC and JDC.
1.28
“Confidential Information” of a Party means all Know-How, Data, materials, and other proprietary scientific, marketing, financial, or commercial information that is disclosed by or on behalf of such Party or any of its Representatives or otherwise made available to the other Party or any of its Representatives, whether made available orally, in writing, or in electronic form, whether before, on, or after the Effective Date. The existence and terms of this Agreement are the Confidential Information of both Parties.
1.29
“Control” or “Controlled” means, with respect to any materials, compound, Data, or Know-How, Patents, or other Intellectual Property, the ability of a Party to grant access to, or a license or sublicense of, such item without violating the terms of any agreement or other arrangement with any Third Party.
1.30
“Co-packaged Product” means a combination therapy comprised of a Licensed Product and one or more therapeutically or prophylactically active products priced and sold in a single package containing such multiple products. All references to Licensed Product in this Agreement shall be deemed to include Co-packaged Product.
1.31
“Data” means any and all raw and processed scientific, technical, clinical (including efficacy and safety), test, marketing, or sales data pertaining to any Licensed Product, in each case including, without limitation, research data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), pre-clinical data, clinical data, clinical study reports, and submissions made in association with a Regulatory Filing with respect to the Licensed Product. Data includes Safety Data.
1.32
“Data Protection Law” means any Applicable Law that governs, restricts, or conditions the processing of, including access to and the collection, storage, use, disclosure, and transfer of any specific category of data, including Personal Information, including any laws, regulations, and legally binding rules governing (a) data privacy, security, and protection, (b) the processing of Personal Information or comparable regulated information about individuals, their households, and their devices, (c) crossborder transfers, access to, or disclosures of Personal Information, including laws that prohibit or restrict the access to Personal Information that is considered “de-identified,” “aggregated,” or “anonymized”, and (d) obligations relating to data minimization, purpose limitation, security, confidentiality, and notice or consent requirements. Examples of potentially Data Protection Laws include (i) as to the U.S, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology for Economic and Clinical Health (“HITECH”) Act (Public Law 111-5), 42 CFR Part 2, relevant Good Clinical Practice rules, Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern (28 CFR 202, et seq.), the California Consumer Privacy Act, Washington's My Health My Data Act, and other U.S. state comprehensive privacy laws and their regulations, consumer health data laws, and (ii) as to the Territory, the Personal Information Protection Law of the People’s Republic of China the Data Security Law of the People’s Republic of China (the Cybersecurity Law of the People’s Republic of China the Regulations of the People’s Republic of China on the Administration of Human Genetic Resources and implementing measures issued by the MOST, the Measures for Security Assessment of Outbound Data Transfers issued by the Cyberspace Administration of China (CAC), the Measures on the Standard Contract for Outbound Personal Information Transfer, and all rules, regulations, guidelines, and orders issued by the CAC, MOST, and NMPA relating to the collection, storage, processing, transfer, or export of personal information, important data, or human genetic resources, in each case as amended from time to time, and, with respect to Hong Kong, the Personal Data (Privacy) Ordinance (Cap. 486), with respect to Macau, the Personal Data Protection Act (Law No. 8/2005), and with respect to Taiwan, the Personal Data Protection Act, in each case as amended from time to time and including all implementing regulations and guidance issued thereunder; and similar laws of any other country border transfers, access to, or disclosures of Personal Information.
1.33
“Develop” means to conduct research (including clinical, nonclinical, and CMC development), analyze, test, conduct preclinical and clinical research and development activities and all other regulatory activities for a product, including toxicology, pharmacology, statistical analysis and other pre-clinical activities, clinical studies and testing, regulatory affairs, and the reporting, preparation and submission of regulatory applications for registering and obtaining Regulatory Approval for such product, as well as all related regulatory activities and any and all activities pertaining to new indications, pharmacokinetic studies, and all related activities including work on new formulations, new methods of treatment, and CMC activities including new manufacturing methods. “Developing” and “Development” have correlative meanings.
1.34
“Development Plan” has the meaning set forth in Section 5.2(a) (Content).
1.35
“Distributor” means a Third Party that acquires title to Authorized Units from Amoytop through an authorized sale within the Territory and the Field and resells such Authorized Units to end purchasers within an authorized sub-territory or region, where: (a) all consideration paid by such Third Party to Amoytop in connection with its right to distribute Authorized Units, regardless of how characterized, constitutes Net Sales; (b) such Third Party acquires no rights under any Licensed Patent or Licensed Know-How, all patent rights in Authorized Units being exhausted upon the authorized sale by Amoytop; and (c) such third party performs no manufacturing, formulation, development, or production activity with respect to any Licensed Product or component thereof. For clarity, any Third Party that manufactures or produces any Licensed Product, receives any rights under any Licensed Patent or Licensed Know-How, sells outside its specific authorized sub-territory or region, or pays any consideration to Amoytop that is not included in Net Sales will not qualify as a Distributor and shall require a Sublicense.
1.36
“Documents” means all materials and documents (including electronic files) that arise from any Development, Manufacture, or Commercialization of any Licensed Product by any Amoytop Representative.
1.37
“Effective Date” means the Closing Date.

1.38
“Emory” means Emory University, a Georgia nonprofit corporation.
1.39
“Emory Agreement” means the License Agreement, effective June 26, 2018, between Emory and Aligos, as amended by the First Amendment to License Agreement, effective June 18, 2020, between Emory and Aligos.
1.40
“Emory Patents” means those Licensed Patents that are licensed to Aligos by Emory.
1.41
“Enforcing Party” has the meaning set forth in Section 12.4(c) (Cooperation).
1.42
“Execution Date” means the date of the last signature appearing in the signature block below.
1.43
“Executive Officers” has the meaning set forth in Section 18.2 (Resolution by Executive Officers).
1.44
“Exploit” means to make, have made, import, use, sell, or offer for sale, including to Develop or Commercialize, the Licensed Product.
1.45
“Export Control Laws” means all applicable laws and regulations in the U.S. and other applicable countries relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) (or other similar authority) or (b) the export, re-export, and transfer in-country of commodities, technologies, or services, including (i) with respect to the U.S., the Export Control Reform Act of 2018, 50 U.S.C. §§ 4801–4852, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended), and (ii) with respect to the Territory, the Export Control Law of the People’s Republic of China (中华人民共和国出口管制法), the Regulations of the People's Republic of China on the Administration of Technology Import and Export (中华人民共和国技术进出口管理条例), the Foreign Trade Law of the People’s Republic of China (中华人民共和国对外贸易法), the Catalogue of Technologies Prohibited and Restricted from Export (中国禁止出口限制出口技术目录) as maintained and amended by MOFCOM and the MOST, the Regulations on the Administration of the Import and Export of Technologies, and all rules, regulations, orders, and guidance issued by MOFCOM, MOST, and the General Administration of Customs relating to the export, transfer, or cross-border provision of technologies, technical data, patent rights, patent licenses, know-how, software, or technical services from the Territory, in each case as amended from time to time. For the further avoidance of doubt, Export Control Laws applicable to this

Agreement also include the U.S. Export Administration Regulations (15 C.F.R. Parts 730-774), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and any other export control or sanctions laws applicable to Licensor or the Licensed Technology, and, with respect to Hong Kong, the Import and Export Ordinance (Cap. 60) and the Strategic Commodities (Control) Ordinance, with respect to Taiwan, the Foreign Trade Act and Strategic High-Tech Commodities regulations, and with respect to Macau, applicable import and export control regulations, in each case as amended from time to time and including all implementing regulations and guidance issued thereunder; and similar laws or regulations in other applicable jurisdictions.
1.46
“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended.
1.47
“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.48
“Field” means the treatment, prevention, or palliation of (a) HBV in humans or (b) HBV / HDV co-infection in humans.
1.49
“First Commercial Sale” means the first sale by Amoytop or Sublicensees to a Third Party of a Licensed Product in the Territory after Regulatory Approval has been granted with respect to such Licensed Product in the Territory. Any sale of Licensed Product by Amoytop, between Affiliates thereof, or its Sublicensee will not constitute a First Commercial Sale unless there is subsequent resale of such Licensed Product by such Affiliate or Sublicensee.
1.50
“GMP” means the applicable then-current good manufacturing practices, including, as applicable, the ICH guidelines, including (a) ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, (b) U.S. Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610), (c) the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/ EEC, and (d) any equivalent Applicable Laws in the Territory, including Good Manufacturing Practice for Pharmaceutical Products promulgated by National Medical Products Administration of China.
1.51
“Governmental Authority” means any national, international, federal, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.52
“HBV” means hepatitis B virus.
1.53
“HDV” means hepatitis D virus.
1.54
“ICH” means the International Conference on Harmonisation (of Technical Requirements for Registration of Pharmaceuticals for Human Use).
1.55
“IND” means an investigational new drug application, clinical trial application, clinical trial authorization, or equivalent application filed with the applicable Regulatory Authority, which application is required to commence human clinical trials in the applicable country. For the avoidance of doubt, IND includes mainland China’s Clinical Trial Application (“CTA”) filed with the Center for Drug Evaluation (“CDE”) of the NMPA or any successor thereto.
1.56
“Indemnitees” has the meaning set forth in Section 15.1 (Indemnification).
1.57
“Infringement Action” has the meaning set forth in Section 12.4(b)(i) (Aligos as Enforcing Party).
1.58
“Initiate” or “Initiation” means, with respect to a clinical trial, the first patient enrolled in such clinical trial.
1.59
“Initiation of Phase III Clinical Trial” means Initiation of the first Phase III Clinical Trial.
1.60
“Intellectual Property” means all Inventions, Patents, and Know-How.
1.61
“Inventions” means any process, method, composition of matter, article of manufacture, discovery, or finding.
1.62
“Joint Arising IP” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.63
“Joint Arising Patents” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.64
“Joint Development Committee” or “JDC” has the meaning set forth in Section 4.1(b) (Joint Development Committee).
1.65
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 4.1(a) (Joint Steering Committee).
1.66
“Know-How” means technical, scientific, business, and other know-how, including discoveries, improvements, modifications,

processes, methods, techniques, protocols, formulas, data (including Data), trade secrets, patentable or otherwise, and results, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.
1.67
“Licensed IP” means, collectively, the Licensed Know-How and Licensed Patents.
1.68
“Licensed Know-How” means any and all Know-How (a) Controlled by Aligos as of the Execution Date that is listed in EXHIBIT 1.68 (Licensed Know-How) and (b) any other Know-How Controlled by Aligos as of the Execution Date or at any time during the Term that is necessary to Exploit the Licensed Product in the Field in the Territory.
1.69
“Licensed Patents” means the Patents and patent applications set forth on EXHIBIT 1.69 (Licensed Patents), in each case including all continuations (but not continuations-in-part), divisionals, reissues, reexaminations, extensions, term restorations, registrations, re-instatements, amendments, corrections of any of the foregoing, as well as foreign equivalents of each of the foregoing, but in all such cases solely such Patents and patent applications that are within the Territory.
1.70
“Licensed Product” means the small molecule capsid assembly modulator set forth in EXHIBIT 1.70 (Licensed Product), known as pevifoscorvir sodium or as ALG-000184, solely in its current (as of the Execution Date) dosage form, formulation, and mode of administration, whether administered alone or as part of a Co-packaged Product. For the avoidance of doubt, the Licensed Product does not include any other Aligos-Controlled compound or product, including any other CAM Product or a ROFN Compound.
1.71
“Licensed Product COGs” means, for a given Calendar Quarter, the COGs (as defined below) of all Licensed Product manufactured in such Calendar Quarter by or for Amoytop and its Sublicensees, determined on a per kilogram of final drug product (finished dosage form) of such Licensed Product basis.
1.72
“Manufacturing” means the conduct of any and all activities directed to the production and manufacture of an active ingredient or pharmaceutical product or any component thereof, whether for use in non-clinical or clinical studies or for commercial sale, including test method development and stability testing, formulation, process development, validation, scale-up, fill, finish, packaging, labeling, quality assurance and quality control development and testing, release, shipment, and warehousing. “Manufacture” means to engage in Manufacturing.

1.73
“Manufacturing Authorization” means the written authorization granted by Amoytop to an Authorized Manufacturer pursuant to a Manufacturing Authorization Agreement, authorizing such Authorized Manufacturer to manufacture Licensed Product solely on Amoytop’s behalf, under Amoytop’s direction and control, and for Amoytop’s account. A Manufacturing Authorization does not constitute a Sublicense, does not grant any rights under the Licensed Patents or Licensed Know-How to the Authorized Manufacturer, and does not authorize the Authorized Manufacturer to practice the Licensed Patents independently or for any purpose and only authorizes the Authorized Manufacturer to manufacture Licensed Product as Amoytop’s designated manufacturing contractor.
1.74
“Manufacturing Authorization Agreement” means a written agreement between Amoytop and an Authorized Manufacturer that includes the Qualified Manufacturer Criteria, pursuant to which Amoytop engages such Authorized Manufacturer to manufacture Licensed Product on Amoytop’s behalf as Amoytop’s designated manufacturing contractor, subject to the terms and conditions set forth in this Agreement.
1.75
“Marketing Authorization Holder” or “MAH” means the entity identified on the Drug Registration Certificate (药品注册证书) issued by the NMPA, or the equivalent registration or authorization document issued by the applicable Regulatory Authority in any other jurisdiction within the Territory, as the holder of the marketing authorization for a Licensed Product in such jurisdiction.
1.76
“Mechanism of Action” means binding to or modulation of the same molecular target, irrespective of the resulting structural, conformational, or functional effect on that target.
1.77
“Milestone Dates” has the meaning set forth in Section 9.1 (Diligence Efforts and Milestones).
1.78
“Milestones” has the meaning set forth in Section 9.1 (Diligence Efforts and Milestones).
1.79
“National Price Negotiation” means the official mechanism through which the national healthcare security authority of China negotiates to determine the medical insurance payment standard for a drug and includes it in the medical insurance drug catalogue of China.
1.80
“Net Sales” means the gross invoice price (not including value added taxes, sales taxes, or similar taxes) of Licensed Product sold by Amoytop or Sublicensees to the first Third Party.

Notwithstanding any of the foregoing to the contrary, in no event may the Net Sales from the sale of any Licensed Product in any Calendar Quarter be less than (a) the Licensed Product

COGs, multiplied by (b) the number of kilograms of Licensed Product invoiced during such Calendar Quarter, multiplied by (c) [****] (the “Minimum Net Sales”); if, in any Calendar Quarter, the Net Sales actually calculated would be less than the applicable Minimum Net Sales for such Calendar Quarter, than the Net Sales for such Calendar Quarter will be deemed to be the Minimum Net Sales.

1.81
“Non-Enforcing Party” has the meaning set forth in Section 12.4(c) (Cooperation).
1.82
“Notice of Intent” has the meaning set forth in Section 3.2 (Initial Response).
1.83
“Patenting Costs” has the meaning set forth in Section 12.3 (IP Prosecution and Maintenance).
1.84
“Patents” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
1.85
“Personal Information” means any data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household (including any information related to the health of a person) and any information derived from any of the foregoing, in addition to any definition for “personal information” or any similar term provided by Applicable Law or by the applicable Party’s privacy policies, notices or contracts (e.g., “personal data,” “personally identifiable
1.86
“Pharmacovigilance Agreement” has the meaning set forth in Section 6.3 (Safety Data and Adverse Event Reporting).
1.87
“Phase III Clinical Trial” means a pivotal, confirmatory human clinical trial of a Licensed Product designed to ascertain efficacy and safety of such Licensed Product for the purpose of submitting applications for Regulatory Approval to the competent Regulatory Authorities, including a clinical trial that would satisfy the requirements of 21 CFR 312.21(c) or foreign equivalent. For the avoidance of doubt, “Phase III Clinical Trial” as applied to the Territory includes any pivotal, registrational, or confirmatory clinical study of the Licensed Product in the Field conducted in the Territory that is designed to provide sufficient evidence of efficacy and safety to support the filing of a Drug Registration Application with NMPA, whether designated as a Phase III study, a confirmatory study, or an equivalent registrational study under

NMPA’s Drug Registration Regulation (药品注册管理办法) and guidelines issued by the Center for Drug Evaluation, including any such study conducted as part of a Multi-Regional Clinical Trial approved by NMPA.
1.88
“Press Release” has the meaning set forth in Section 16.5(a) (Publicity; Public Disclosures).
1.89
“Product Marks” has the meaning set forth in Section 8.4 (Branding).
1.90
“Product Report” has the meaning set forth in Section 11.2 (Product Reports).
1.91
“Product Specification” has the meaning set forth in Section 7.2(a) (Product Specification Coordination).
1.92
“Publication” has the meaning set forth in Section 16.4 (Publications).
1.93
“Qualified Manufacturer Criteria” means, collectively, the criteria set forth in Section 7.5 (Qualified Manufacturer Criteria) of this Agreement that each Authorized Manufacturer must satisfy at all times during its engagement by Amoytop.
1.94
“Reasonable Cause” has the meaning set forth in Section 7.7(c) (Reasonable Cause).
1.95
“Regulatory Approval” means any and all approvals, licenses, registrations, permits, notifications, and authorizations (or waivers) of any applicable Regulatory Authority, including National Price Negotiations, that are necessary for or associated with the manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale, or other Commercialization of a Licensed Product in a given country or regulatory jurisdiction.
1.96
“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Products, including the National Medical Products Administration (“NMPA”) in mainland China, the Taiwan FDA (“TFDA”), Hong Kong Department of Health/Pharmacy and Poisons Board, and the Macau Pharmaceutical Affairs Bureau, and any corresponding national or regional regulatory authorities.
1.97
“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than Licensed Patents, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, monitoring period exclusivity, market exclusivity, or pediatric exclusivity or any other future exclusivity regimes enacted by the applicable Regulatory Authority.
1.98
“Regulatory Filings” means any regulatory application, submission, notification, communication (including meeting minutes), correspondence, registration, briefing documents, and other filings made to, received from, or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, or Commercialize a Licensed Product in a particular country or jurisdiction, including any IND or Regulatory Approval.
1.99
“Regulatory Milestone Event” has the meaning set forth in Section 10.2(a) (Regulatory Milestones).
1.100
“Representative” means, as applicable, an Aligos Representative or Amoytop Representative.
1.101
“RMB” means renminbi, the official currency of the People’s Republic of China, with its basic unit being ¥.
1.102
“ROFN Compound” has the meaning set forth in Section 3.1 (Notification of ROFN Compound).
1.103
“ROFN License Agreement” has the meaning set forth in Section 3.3 (Negotiation Period).
1.104
“ROFN Notice” has the meaning set forth in Section 3.1 (Notification of ROFN Compound).
1.105
“ROFN Period” has the meaning set forth in Section 3.1 (Notification of ROFN Compound).
1.106
“Royalty Term” has the meaning set forth in Section 10.4(b) (Royalty Term).
1.107
“SAFE Registration” means the registration or filing by Amoytop with the State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”) or its competent local branch, and with Amoytop’s designated remitting bank, of this Agreement and all related documentation necessary to establish and maintain a foreign exchange payment channel for the remittance of all payments due from Amoytop to Aligos under this Agreement in the currency required hereunder, including any service trade foreign exchange registration, tax filing certificates, and supporting documentation required by SAFE or the remitting bank in connection with each such remittance.
1.108
“Safety Data” means data relating to any adverse drug experiences and serious adverse drug experience as such information is reportable to Regulatory Authorities in or outside the Territory. Safety Data also includes “adverse events”, “adverse drug reactions” and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.
1.109
“Sales Milestone Event” has the meaning set forth in Section 10.3(a) (Sales Milestones).
1.110
“Serious Adverse Event” has the meaning set forth in ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting, and generally means any Adverse Event that (a) results in death or persistent or significant disability or incapacity, (b) is life-threatening, (c) requires hospitalization, (d) is a congenital anomaly or birth defect, or (e) may otherwise jeopardize the patient or subject and require medical or surgical intervention to prevent one of the foregoing outcomes. For clarity Suspected Serious Adverse Drug Reactions (as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting) are considered Serious Adverse Events.
1.111
“Sole Arising IP” has the meaning set forth in Section 12.2(a) (Arising Intellectual Property).
1.112
“Sublicense” means an agreement in which Amoytop (a) grants or otherwise transfers to a Sublicensee any of the rights to Licensed IP granted by Aligos to Amoytop hereunder or otherwise grants any rights, permissions, authorization, requests, or directions to Develop, Manufacture, or Commercialization any Licensed Product for or on behalf of Amoytop or (b)
1.113
“Sublicensee” means a Third Party to whom Amoytop grants or enters into a Sublicense related to the Development, Manufacture, or Commercialization of the Licensed Product in the Field in the Territory (including any part thereof). In no event will Aligos or any of its Affiliates be deemed a Sublicensee. For clarity, a Third Party distributor that does not meet all the requirements under the definition of Distributor under Section 1.35 (Distributor), shall, in each case, be deemed a Sublicensee.
1.114
“Sublicensing Revenue” means the fair market cash value of license issue fees, other upfront licensing fees, and milestone fees, in each case calculated on a gross basis before any deduction or payment of any withholding taxes, value added taxes, sales taxes, or similar taxes, received by or for the account of Amoytop from Sublicensees under or otherwise in connection with its Sublicenses. In the event that Amoytop received equity or other non-cash consideration as part of an upfront payment or milestone payment, the percentage of non-cash payments shall be calculated as a percentage of the then current fair market value of such equity or other non-cash consideration. With respect to any commercial sales milestones received by Amoytop from a Sublicensee that is triggered by the achievement of a milestone event substantially identical to a Sales Milestone event for which payment is due from Amoytop to Aligos under Section 10.3 (Sales Milestone Payments for Licensed Products), the Sublicensing Revenue attributable to such commercial sales milestones received from such Sublicensee shall be calculated only on the amount, if any, by which such commercial sales milestone exceeds the corresponding payment due from Amoytop to Aligos under Section 10.3(a) (Sales Milestones). For clarity, where a commercial sales milestone received by Amoytop from a Sublicensee is triggered by a milestone event for which no corresponding payment obligation exists under Section 10.3 (Sales Milestone Payments for Licensed Products), the full amount of such commercial sales milestone shall be included in Sublicensing Revenue.
1.115
“Support Rate” means a rate equivalent to the average hourly rate of such Party’s headcount used in support of the Agreement as of the Effective Date. For Amoytop, the Support Rate is [****]. For Aligos, the Support Rate is [****].
1.116
“Tech Transfer Plan” has the meaning set forth in Section 2.8(b)(i) (Tech Transfer and Costs).
1.117
“Tech Transfer Support” has the meaning set forth in Section 2.8(b)(i) (Tech Transfer and Costs).
1.118
“Term” has the meaning set forth in Section 17.1 (Term).
1.119
“Territory” means mainland China, Taiwan, and the Special Administrative Regions of Hong Kong and Macau.
1.120
“Third Party” means any entity other than Amoytop or Aligos.
1.121
“TIER Registration” means the registration of this Agreement as a technology import contract with the competent local branch of the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) in accordance with the Administrative Regulations on Technology Import and Export of the People’s Republic of China (技术进出口管理条例), as amended from time to time, and all related filings with the State Administration of Foreign Exchange (“SAFE”) or its local counterpart necessary to establish a foreign exchange payment channel for remittance of payments from Amoytop to Aligos under this Agreement.
1.122
“U.S.” means the United States of America, including its territories and possessions.
1.123
“Upfront Payment” has the meaning set forth in Section 10.1 (Upfront Payment).

1.124
“Valid Claim” means (a) a claim of any issued, unexpired Licensed Patent that has not been withdrawn, canceled, or disclaimed, and has not been held unenforceable or invalid by a court of competent jurisdiction in the relevant country in an unappealable or unappealed decision, or has not been held unpatentable in any post-issuance administrative proceeding, for which no appeal has been sought, e.g., inter-parties review (IPR), post-grant review (PGR) reexamination, derivation, interference and opposition or (b) a pending claim of a Licensed Patent that (i) has been asserted and continues to be prosecuted in good faith, (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (iii) has not been pending for more than [****] from the filing date of the first non-provisional patent application containing the supporting disclosure for such claim. For clarity, in the event that a claim of the Licensed Patent issues more than [****] from the filing date of the first non-provisional patent application, that claim shall be considered a Valid Claim under this Section 1.124. Amoytop shall pay to Aligos any royalties calculated on Net Sales that are attributable at least in part to such claim and that would have been paid to Aligos but for the [****] pendency of the claim within [****] of such issuance, if not already paid.
1.125
“Working Group” has the meaning set forth in Section 4.5 (Working Groups).
Article 2

License
2.1
License Grant. Subject to the terms and conditions of this Agreement (including Section 2.2 (Restrictions on Licensed Product) and Section 8.5 (Covenants)) and the Emory Agreement, during the Term Aligos hereby grants to Amoytop an exclusive (except as set forth in Section 2.4 (Retention of Rights)), non-transferable, royalty-bearing license, with the right to grant sublicenses solely as set forth in Section 2.5 (Sublicensing and Representatives), under the Licensed IP to Exploit the Licensed Product, in each case, solely in the Field in the Territory.
2.2
Restrictions on Licensed Product.
(a)
Amoytop shall not, and shall cause its Sublicensees not to, modify, alter, derivatize, or create analogs, homologs, prodrugs, metabolites, salts, polymorphs, co-crystals, or other structural or functional variations of the compound comprising the Licensed Product or any metabolite thereof, or synthesize or develop any new chemical entity based on or derived from the compound comprising the Licensed Product, in each case without the prior written consent of Aligos. For the avoidance of doubt, the license granted under this Agreement (i) is limited to the Licensed Product as defined herein, and no right or license is granted, expressly or by implication, to the compound comprising the Licensed Product independent of the Licensed Product, or any modification, derivative, structural, or functional variation thereof, and (ii) does not include any license or right to (a) “have made” any Licensed Product by any Third Party, other than by an

Authorized Manufacturer or by an approved Sublicensee pursuant to a Sublicense approved under Section 2.5 (Sublicensing and Representatives) below.
(b)
Amoytop shall not, and shall cause its Sublicensees not to, conduct any research or development activity directed to (i) the use of the Licensed Product or the compound comprising the Licensed Product outside the Field or (ii) the development of any compound or product intended to replace, substitute for, or compete with the Licensed Product using knowledge or information derived from the Licensed IP. Amoytop shall not undertake (or permit its Sublicensees to undertake) any activity that, (a) as determined by a Regulatory Authority, gives rise to a legitimate, material safety concern with respect to the Licensed Product or (b) can reasonably be expected to materially diminish, impair, or otherwise materially adversely affect the commercial value of the Licensed Product. Any such action is material breach of this Agreement and may result in termination by Aligos under Section 17.4 (Termination for Cause).
(c)
For the avoidance of doubt, the restrictions in this Section 2.2 define the scope of the rights granted to Amoytop under this Agreement and do not restrict Amoytop’s right to develop and use process improvements, manufacturing optimizations, analytical methods, and other operational improvements to the Licensed IP in accordance with Section 2.3 (Amoytop Improvements) and Applicable Law.
2.3
Amoytop Improvements.
(a)
As between the Parties, Amoytop shall own all Amoytop Improvements.
(b)
Subject to the terms and conditions of this Agreement including Section 12.2(c) (Arising Intellectual Property), Amoytop hereby grants to Aligos a non-exclusive, royalty-free, perpetual, irrevocable, sublicensable license under any Amoytop Improvements to make, have made, use, sell, offer for sale, import, and otherwise exploit products outside the Territory, and to use, make and have made products in the Territory for sale solely outside the Territory or Field. Such license shall survive termination or expiration of this Agreement.
(c)
Amoytop shall promptly disclose to Aligos all Amoytop Improvements, including sufficient technical detail to enable Aligos to evaluate and practice such Amoytop Improvements.
2.4
Retention of Rights. Aligos retains all rights to practice and use the Licensed IP outside of the scope of the licenses granted in Section 2.1 (License Grant) for any and all purposes. Further, notwithstanding the exclusive nature of Section 2.1 (License Grant) or anything else herein to the contrary:
(a)
Aligos retains the right, for itself and its licensees, and collaborators, to conduct Development and Manufacturing activities on, for, and in relation to the Licensed Product within the Territory and the Field solely to enable Aligos to Exploit the Licensed Product (i) within the Territory outside of the Field; and (ii) outside of the Territory, both within and outside of the Field; and
(b)
the license grant in Section 2.1 (License Grant) is subject to a reservation of rights by Emory for itself to practice, and have practiced by other entities solely for purposes of collaborative research with Emory, under the Emory Patents for educational purposes, non-commercial research, patient care and treatment, and internal purposes. Aligos excludes from the license granted herein the right of Amoytop or its Sublicensees to bring an infringement action against, seek monetary damages from, or seek an injunction against, any individual inventor of any Licensed Patent or their present or future not-for-profit employers even after such employment has ended or from Emory, for infringement of any of the Licensed IP in carrying out not-for-profit research. Nothing herein shall be construed to require Aligos to bring any such action against any such person or entity.
2.5
Sublicensing and Representatives.
(a)
In addition to the requirements contained in Section 6.2(d) (Commissioned Manufacturing) regarding manufacturers, any Sublicense hereunder is expressly conditioned upon (i) the execution of a written Sublicense with such Sublicensee in a form that is reasonably acceptable to Aligos, (ii) the Sublicense not in any way diminishing, reducing, or eliminating any of Amoytop’s obligations under this Agreement, and Amoytop remaining primarily liable for such obligations and any breach of any provision of this Agreement or any Sublicense by any Sublicensee of Amoytop, (iii) the Sublicense including a provision that grants Aligos and Emory the right to audit the Sublicensee to the same extent that Aligos has a right to audit Amoytop pursuant to this Agreement and Emory has the right to audit Aligos pursuant to the Emory Agreement, (iv) the Sublicense requiring the Sublicensee to abide by those obligations of this Agreement and the Emory Agreement relevant to such Sublicensee, (v) Amoytop providing at least [****] prior notification to Aligos and allowing Aligos to provide prior notification to Emory regarding any proposed Sublicense and reasonably considering any input Aligos or Emory may have with respect to such Sublicense, (vi) Amoytop providing a copy of the executed Sublicense to Aligos within [****] following the execution date thereof and the Sublicense expressly allowing Amoytop and Aligos to provide a copy of the executed Sublicense to Emory, and (vii) the Sublicense requiring the Manufacture of the Licensed Product in mainland China and Commercialization of the Licensed Product in the Territory. For clarity, any Sublicense, and the corresponding sublicense of Licensed IP purported thereunder, executed by Amoytop that does not comply with this Agreement is not permitted or authorized by Aligos.
(b)
Amoytop will and does remain responsible for the performance of this Agreement by all Amoytop Representatives. If Amoytop agrees to or shall, will, or must take or refrain from taking any action or activity under this Agreement or otherwise has any commitments in this Agreement, Amoytop shall also cause all Amoytop Representatives to take or refrain from taking, as applicable, such action or activity and otherwise comply with such commitments.
2.6
Recognition of Emory Agreement.
(a)
Amoytop understands and acknowledges that the Emory Patents are licensed to Aligos by Emory pursuant to the Emory Agreement and thus sublicensed to Amoytop pursuant to the Emory Agreement. A copy of the current Emory Agreement (with certain terms redacted) is attached hereto as Exhibit 2.6 (Emory Agreement). Amoytop agrees to abide and comply with those terms and obligations of the Emory Agreement relevant to Amoytop as a “Sublicensee” therein and to further abide and comply, and assist Aligos in abiding and complying with, all terms and conditions of the Emory Agreement related to Aligos to the extent necessary or useful for Aligos’s own compliance.

(b)
Amoytop understands and agrees that this Agreement and all Confidential Information that Amoytop provides to Aligos pursuant to this Agreement may be provided to Emory pursuant to the terms of the Emory Agreement, including that Emory may report consideration received hereunder via the Emory Agreement to the inventors of any Licensed Patent and to Governmental Authorities.
(c)
If the Emory Agreement is terminated for any reason during the Term hereof, then (i) all sublicense rights granted by Aligos to Amoytop under this Agreement that are derivative of the Emory Agreement will be automatically revoked [****] after the effective date of termination of the Emory Agreement and (ii) Amoytop shall, from the effective date of termination, replace Aligos as a party under the Emory Agreement and automatically become a direct licensee of Emory solely with respect to the scope of rights originally sublicensed to Amoytop by Aligos herein in the Territory and Field, provided (A) Amoytop did not cause the termination of the Emory Agreement and (B) Amoytop agrees to comply with all of the terms of the Emory Agreement and assumes the responsibilities of Aligos (excluding any and all liabilities of Aligos arising out of or in connection with Aligos’ material breach of any term of the Emory Agreement prior to the effective date of termination) under the Emory Agreement, to the extent applicable to the sublicense originally granted to Amoytop in this Agreement. If pursuant to a termination of the Emory Agreement, Amoytop replaces Aligos as a party under the Emory Agreement and becomes a direct licensee of Emory, then any continuing payment obligations of Amoytop to Aligos under this Agreement shall be reduced, on a [****] basis, by [****]. In no event shall such offset reduce any payment owed by Amoytop to Aligos under this Agreement below [****].
2.7
No Implied Licenses. Except as set forth in this Agreement, Amoytop will not acquire any license or other Intellectual Property interest, by implication or otherwise, under or to any Intellectual Property Controlled by Aligos.
2.8
Technology Transfer.
(a)
Data Transfer Support and Costs. Aligos will provide to Amoytop or its permitted designee copies of all Data within the Licensed Know-How that are then in existence, as reasonably requested by Amoytop from time to time [****] following the Effective Date. If and to the extent Aligos’s aggregate, out-of-pocket costs incurred in connection with preparing and providing such Data to Amoytop (such as for reproduction costs) exceeds [****], Amoytop shall, within [****] after receipt of an invoice from Aligos for the same, reimburse Aligos for the part of out-of-pocket expenses that exceed [****]. For clarity, Aligos will not provide translations of Data.
(b)
Tech Transfer and Costs.
(i)
[****] following the Effective Date, Aligos will provide to Amoytop or its permitted designee (A) copies of documents included in the Licensed Know-How that are then in existence and (B) reasonable support (collectively, “Tech Transfer Support”), in each case, for purposes of a technology transfer to Amoytop as necessary to support regulatory activities and process development, in each case, for GMP manufacture of the Licensed Product (both drug substance and drug product) for use in the Field in the

Territory. Within [****] after the Effective Date, the Parties shall mutually agree upon a reasonable plan (the “Tech Transfer Plan”) setting out the specific Tech Transfer Support that Aligos will provide to Amoytop during such period.
(ii)
Amoytop shall, within [****] after receipt of an invoice from Aligos, pay and reimburse Aligos for all time, materials, and costs incurred by any Aligos Representative in connection with providing Tech Transfer Support, including producing and providing documents. Aligos shall charge for the time of Aligos Representatives in performance Tech Transfer Support at the Support Rate. All Tech Transfer Support shall be provided via telephone or video conference unless otherwise agreed by Aligos. If any Aligos Representative travels in connection with providing Tech Transfer Support, Amoytop shall reimburse Aligos for all travel related expenses and for the Aligos Representative’s travel time at the Support Rate. Performance of Tech Transfer Support by any Aligos Representative will be subject to each such individual’s reasonable availability.
(iii)
Amoytop understands that the Licensed Know-How does not include any Know-How of Emory; if Amoytop becomes aware that it has received any Know-How of Emory from Aligos, Amoytop shall provide Aligos with notice of the same and follow Aligos’s instructions as to the return or destruction of such Know-How.

2.9 U.S. Government Rights. Amoytop acknowledges that the Licensed Patents and Licensed Know-How were developed in part with funding from the United States Government and are subject to the provisions of 35 U.S.C. §§ 200–212 and 37 C.F.R. Part 401, including (a) a nonexclusive, nontransferable, irrevocable, paid-up license to the United States Government to practice or have practiced the subject inventions for or on behalf of the United States, (b) the march-in rights of the funding agency under 35 U.S.C. § 203, and (c) the domestic manufacture preference under 35 U.S.C. § 204.

Article 3

RIGHT OF FIRST NEGOTIATION
3.1
Notification of ROFN Compound. During the period beginning on the Effective Date and ending seven (7) years thereafter (the “ROFN Period”), Aligos shall provide Amoytop with written notice (each, a “ROFN Notice”) if Aligos develops a novel formulation or compound containing a [****] (e.g., a long-acting or extended release version) that Aligos intends to offer a license in the Field in the Territory to any Third Party (each, a “ROFN Compound”), such notice to include reasonable details as to the ROFN Compound. During the ROFN Period, Aligos shall not, directly or indirectly, enter into any agreement, offer to enter into any agreement, negotiate with, or consummate any transaction relating to the license of a ROFN Compound within the Field in the Territory with any person or entity other than Amoytop, except in compliance with the terms and conditions of this Article 3.
3.2
Initial Response. Within [****] after the date of Aligos’s delivery of a ROFN Notice to Amoytop, Amoytop shall provide Aligos with written notice if Amoytop would like to negotiate with Aligos for an exclusive, royalty-bearing license to the ROFN Compound in the Field in the Territory (each a “Notice of Intent”).
3.3
Negotiation Period. If, following Aligos’s delivery of a ROFN Notice, Amoytop provides Aligos with a Notice of Intent within the applicable [****] period, then the Parties shall negotiate in good faith for Aligos to grant to Amoytop an exclusive, royalty-bearing license of Aligos’s rights to the ROFN Compound in the Field in the Territory (a “ROFN License Agreement”) for a period [****] from the date Amoytop provides Aligos with the Notice of Intent. Any such ROFN License Agreement would contain terms, conditions, and limitations as required by each Party, including, if applicable, any terms required by any agreement pursuant to which Aligos has developed the ROFN Compound with a Third Party or using Third Party funding or resources or has licensed or received rights to such ROFN Compound from a Third Party.
3.4
Expiration of ROFN Rights. If, for a given ROFN Compound (a) Amoytop fails to provide a Notice of Intent within the applicable [****] period or Amoytop earlier provides Aligos with notice that Amoytop does not intended to negotiate a license for such ROFN Compound or (b) after Amoytop timely provides a Notice of Intent, the Parties are, despite Aligos’s good faith efforts, not able to agree on the definitive terms of and execute a ROFN License Agreement for such ROFN Compound within the applicable [****] period or Amoytop earlier provides Aligos with notice that Amoytop desires to cease such negotiations, then thereafter Aligos would owe no further obligation to Amoytop with respect to such ROFN Compound and Aligos shall be free to market, offer, pursue, and consummate a license of such ROFN Compound within the Field in the Territory with any Third Party.
Article 4

Governance
4.1
Committees.
(a)
Joint Steering Committee. Within [****] following the Effective Date, the Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee, review, and coordinate the activities of the Parties under this Agreement, in each case subject to the provisions of this Article 4. The JSC will:
(i)
Act as a joint consultative body and consider any matters brought to its attention by the Parties;
(ii)
Decide any matters on which the Joint Development Committee or any other Working Group fails to reach unanimous agreement in accordance with Section 4.4 (Decision-Making) or otherwise referred to the JSC for resolution;

(iii)
Supervising the execution of the Development, Manufacture (including CMC activities), and Commercialization strategy of the Licensed Product in the Field in the Territory;
(iv)
Review and discuss the Commercialization Plan and any amendments, revisions, or updates to the Commercialization Plan;
(v)
Be a forum for discussion and exchange of information and analysis between the Parties concerning Commercialization of the Licensed Products, including, at Aligos’s option, Aligos’s; or licensees’ Commercialization activities for Licensed Products outside the Territory; and
(vi)
Facilitating communications between the Parties concerning this Agreement and the activities hereunder, including regarding Intellectual Property; and
(vii)
Performing such other duties and responsibilities as are specifically assigned to the JSC pursuant to this Agreement.
(b)
Joint Development Committee. Within [****] following the Effective Date, the Parties will establish a joint development committee (“Joint Development Committee” or “JDC”) to oversee the Development of Products in the Field in the Territory. The JDC will:
(i)
Discuss overall strategic objectives and plans for Development of Licensed Products in the Field in the Territory;
(ii)
Review and discuss the Development Plan and any amendments, revisions, or updates to the Development Plan;
(iii)
Review and discuss any safety concerns regarding the Licensed Products;
(iv)
Be a forum for discussion and exchange of information and analysis between the Parties concerning (A) Development of the Licensed Products, including, at Aligos’s option, the status of Development and Regulatory Approval of Licensed Products outside the Territory and (B) Intellectual Property, including, at Aligos’s option, Intellectual Property outside the Territory; and
(v)
Perform such other functions in furtherance of the objectives of this Agreement as may be mutually agreed upon by the Parties in writing.
4.2
Membership. Unless otherwise agreed in writing by the Parties, the JSC will be comprised of an equal number of representatives from each Party that are selected by such Party of [****] representatives from each Party. Each other Committee will be comprised of an equal number of representatives (as determined by the Parties) from each Party that are selected by such Party. Of the representatives from each Party, each will have relevant expertise related to the purpose of the Committee, such as expertise in biology, toxicology, clinical development, CMC, and drug commercialization, as applicable. Either Party may replace its respective Committee representatives at any time with prior notice to the other Party, provided that such replacement is of comparable authority and scope of functional responsibility within that Party’s organization as the individual he or she is replacing.
4.3
Meetings. Each Committee will meet [****], or at such other intervals as mutually agreed by the Parties; provided that the JDC will meet [****]. Each Party may also call for special meetings to resolve particular matters requested by such Party. All Committee meetings may be conducted by telephone, video-conference, or in person as determined by the Committee. Each Party will bear its own personnel and travel costs and expenses relating to Committee meetings. With the consent of the Parties (not to be withheld unreasonably), other appropriate Representatives of the Parties may attend a Committee meeting as non‑voting observers.
4.4
Decision-Making. Decisions of each Committee will be made by unanimous vote, with [****] representative from each Party participating in any vote. The members of each Committee will at all times use commercially reasonable efforts to reach consensus on matters raised to such Committee; provided that, in the event that such Committee is unable to reach consensus with respect to a particular matter despite such good faith efforts, then either Party may, by written notice to the other, refer the matter to: (i) first, the JSC (if the dispute was not at the JSC); and (ii) then the Executive Officers of the Parties for resolution by good faith discussions, in each case, for a period of [****]. In the event that the Executive Officers of the Parties are unable to reach agreement with respect to such matter within such [****] (or [****]), then such matter will proceed to mediation and then will be resolved in accordance with the terms of Article 18 (Dispute Resolution), provided that any matters in relation to [****]. Subject to Section 17.3 (Suspension and Termination for Safety and Regulatory Concerns), both Parties’ Chief Executive Officers shall jointly decide any issues regarding material safety issues in the Field in the Territory, based on the regulatory rules and Applicable Laws. For clarity, neither Party will have the right to cast a deciding vote to excuse itself from any of its obligations specifically enumerated under this Agreement.
4.5
Working Groups. From time to time, the JSC may establish and delegate duties to sub-committees or teams (each, a “Working Group”) to oversee particular projects or activities within their respective authority, including clinical, regulatory, commercial, supply and pharmacovigilance. Each Working Group and its projects or activities will be subject to the oversight, review, and approval of, and will report to, the JSC or the JDC, as determined by the JSC. Any Working Group will be composed of an equal number of representatives from each of Aligos and Amoytop, selected by such Party, and the total number of members of each Working Group will be determined by the JSC. Each Working Group will meet at such times and in such places as directed by the JSC. In no event will the authority of any Working Group exceed that specified for the JSC.
4.6
Scope of Governance. Notwithstanding the creation of any Committee, each Party will retain the rights, powers, and discretion granted to it under this Agreement, and the Committees will not be delegated or vested with rights, powers, or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly agree to such delegation or vesting in writing. No Committee will have the power to amend or modify this Agreement, and no decision of a Committee will be in contravention of any terms and conditions of this Agreement.
4.7
General Collaboration. Upon either Party’s reasonable request from time to time, the Parties shall (including through the applicable Committee(s)), discuss and coordinate relevant activities and decisions regarding Development, Manufacture, and Commercialization of the Licensed Products that affect the Licensed Products both within and outside of the Territory, provided that Aligos, with respect to outside the Territory, and Amoytop, with respect to the Territory and Field (unless otherwise specified in this Agreement), shall have the sole right to decide such matters regarding the Development, Manufacture, and Commercialization of the Licensed Products.
Article 5

DEVELOPMENT
5.1
General. As between the Parties, Amoytop, itself or through its Sublicensees, will be solely responsible, at its own cost and expense, for the Development of the Licensed Product in the Field in the Territory. Notwithstanding the foregoing, the JDC will review and approve all clinical Development and associated regulatory activities for the Licensed Product in the Field in the Territory, including clinical trials supporting any registration programs, investigator initiated trials and post marketing, post market surveillance, or Phase IV commitments; provided that such approval as granted by the JDC will not be unreasonably withheld, delayed, or conditioned.
5.2
Development Plan.
(a)
Content. Amoytop will prepare (or amend, as applicable) a reasonably detailed written development plan (as amended in accordance with this Agreement, the “Development Plan”), and Amoytop will conduct all Development of the Licensed Product under this Agreement pursuant to such Development Plan. The Development Plan will set forth the timeline and details of key clinical and non-clinical Development activities to be conducted by or on behalf of Amoytop for Licensed Products in the Field in the Territory. Amoytop will be responsible for updating the Development Plan for the Licensed Product [****] and will provide Aligos with each updated Development Plan which also includes a report on Amoytop’s Development activities for Licensed Product. For regulatory purpose in the Territory, Aligos will prepare (or amend, or update, as applicable) and provide to Amoytop a reasonably detailed written summary of its development plan for the Licensed Product outside the Territory, which shall include the timeline and details of key clinical and non-clinical Development activities to be conducted by or on behalf of Aligos for Licensed Products outside the Territory. Each Party will have the right to review and provide comments on such updated draft Development Plan provided by the other Party, including, at its sole discretion, comments related to the Parties coordination of certain activities inside and outside of the Territory, and the Parties will reasonably consider such comments of the other Party in good faith in preparing the final version of the [****] updated Development Plan for its own territory. Each Party will respond in a timely fashion to the other Party’s reasonable questions or requests for additional information relating to such [****] updates to the Development Plan.
(b)
Conflict. If the terms of the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement will govern.
5.3
Conduct of Development Activities. Amoytop will perform all Development activities for the Licensed Product in compliance with all Applicable Laws in the Territory, including good scientific and clinical practices under the Applicable Laws of the region within the Territory in which such activities are conducted, and, to the extent not in conflict with the foregoing, in accordance with the Development Plan.
5.4
Use of Contractors. In addition to Sublicensees and without limiting the restrictions in Section 2.5 (Sublicensing and Representatives), Amoytop may perform its Development activities under this Agreement through one or more contractors in its reasonable discretion, provided that:

(a) with respect to contractors that are Sublicensees, and to contractors that perform Manufacturing-related Development services, (i) each such contractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information consistent with this Agreement, and (ii) Amoytop Controls all Intellectual Property developed by each such contractor in the course of performing any such work, which Intellectual Property is necessary for the Development, Manufacture, or Commercialization of Licensed Products without cost to Aligos other than any incidental costs related to technical transfer to Aligos from such contractors, which shall be borne by Aligos; and

(b) with respect to contractors that are all of the following: (x) are not Sublicensees, (y) solely perform Development services, and (z) are not included in Section 5.4(a), all of the following apply:

(i) each such contractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information consistent with this Agreement,

(ii) each such contractor agrees in writing to perform no activities under the contract other than in compliance with Amoytop’s instructions, and

(iii) Amoytop obtains language in its agreements with such contractors to ensure that Amoytop Controls all Intellectual Property developed by each contractor in the course of performing any such work, which Intellectual Property is necessary for the

Development, Manufacture, or Commercialization of Licensed Products without cost to Aligos other than any incidental costs related to technical transfer to Aligos from such contractors, which shall be borne by Aligos, or, if Amoytop is unable to obtain such provision, then Amoytop covenants that it will obtain from each such contractor (A) a covenant not to develop any Intellectual Property that is necessary for the Development, Manufacture, or Commercialization of Licensed Products, and (B) a provision that in the event of breach by such contractor of such covenant, any resulting Intellectual Property is automatically assigned to Amoytop.

Article 6

REGULATORY ACTIVITIES
6.1
Conduct of Regulatory Activities. As between the Parties, Amoytop, itself or through its Sublicensees, will be solely responsible, at its own cost and expense and subject to the Applicable Laws in the Territory, for (a) all regulatory activities related to Licensed Products in the Field in the Territory, including all Regulatory Filings and all communications with Regulatory Authorities, (b) preparing, filing, obtaining, and maintaining Regulatory Approvals for Licensed Products in the Field in the Territory, and (c) all post-marketing requirements. Notwithstanding the foregoing, the JDC will review and discuss all regulatory activities for the Licensed Product in the Field in the Territory and Amoytop will reasonably consider the input from the JDC.
6.2
Marketing Authorization Holder.
(a)
Designation. As between the Parties, Amoytop shall designate the MAH for Licensed Product in each jurisdiction within the Territory. The MAH in each jurisdiction shall be Amoytop or Sublicensee of Amoytop as Amoytop may designate with the prior written consent of Aligos, such consent not to be unreasonably withheld, delayed, or conditioned. Amoytop shall notify Aligos of the proposed MAH in each jurisdiction no later than [****] prior to submission of the first application for Regulatory Approval in such jurisdiction. Any entity designated as the MAH shall be a legal entity duly organized and existing under the applicable laws of the relevant jurisdiction and duly qualified under such laws to hold the applicable Regulatory Approval.
(b)
Conditions to Designation of Sublicensee. Where Amoytop designates a Sublicensee as the MAH in any jurisdiction within the Territory, such Sublicensee shall (i) execute a written joinder or assumption agreement in form and substance reasonably acceptable to Aligos, pursuant to which such Sublicensee agrees to be bound by all obligations of Amoytop under this Agreement applicable to the MAH in such jurisdiction, and (ii) have its performance of such obligations guaranteed in writing by Amoytop in form and substance reasonably acceptable to Aligos. Amoytop shall provide to Aligos such information regarding the Sublicensee’s legal status, capitalization, and qualifications as Aligos may reasonably request.
(c)
MAH Obligations. The MAH in each jurisdiction within the Territory shall be responsible for all obligations imposed on a marketing authorization holder (or equivalent) under the applicable laws of such jurisdiction, including primary legal liability for the quality, safety, and efficacy of the Licensed Product throughout the product lifecycle. Without limiting the generality of the foregoing or Amoytop’s obligations under Sections 6.1 (Conduct of Regulatory Activities), 6.3 (Safety Data and Adverse Event Reporting), and 6.4 (Inspection Rights), the MAH shall maintain all systems, personnel, and processes required by the applicable Regulatory Authority to fulfill its statutory obligations as marketing authorization holder.
(d)
Commissioned Manufacturing. If the MAH in any jurisdiction engages a Third Party Sublicensee, Authorized Manufacturer, or an Affiliate of a further sublicensee under this Agreement to manufacture Licensed Product on its behalf, (a) the MAH shall enter into a written Sublicense or an Authorized Manufacturing Agreement, as applicable, with such manufacturer that complies with applicable law, including in mainland China the requirements governing commissioned manufacturing (委托生产) under the Drug Administration Law, (b) the MAH shall remain primarily liable for product quality and safety notwithstanding any such delegation, and (c) all the potential manufacturers shall be discussed and agreed between the Parties in advance. Amoytop shall provide written notice to Aligos of the identity and location of such manufacturer no later than [****] prior to commencement of commercial manufacturing.
(e)
Restrictions on Transfer. Amoytop shall not transfer or assign any Drug Registration Certificate, Regulatory Approval, or MAH status in any jurisdiction within the Territory to any Person other than Amoytop or a permitted designee without the prior written consent of Aligos. Any such permitted transfer shall be subject to the conditions of Section 6.2(b) (Conditions to Designation of Sublicensee).
(f)
Reversion. Without limiting and subject to other provisions of Section 17.6 (Effects of Termination), upon termination or expiration of this Agreement, Amoytop shall, and shall cause the MAH in each jurisdiction to, cooperate with Aligos to transfer each Regulatory Approval to Aligos or its designee to the extent permitted by and in accordance with applicable law. Pending completion of any such transfer, Amoytop shall maintain all Regulatory Approvals in good standing and shall not cancel, withdraw, or allow the lapse of any Regulatory Approval without Aligos’s prior written consent. Amoytop shall, at Aligos’s request and expense, continue to fulfill the MAH’s statutory obligations during a transition period not to exceed [****] from the effective date of termination, unless a longer period is required to complete the transfer. The obligations of this Section 6.2(f) shall survive termination or expiration of this Agreement.
6.3
Safety Data and Adverse Event Reporting. Amoytop and Aligos will, and will require each such Sublicensee to, share reciprocally all Safety Data in connection with the Development and Commercialization of Licensed Products. In addition, within [****] following the Effective Date of this Agreement, the Parties will enter into a separate pharmacovigilance agreement (the “Pharmacovigilance Agreement”), which will specify each Party’s responsibilities with respect to the timely reporting of all relevant adverse events (AEs), adverse drug reactions (ADRs), and suspected unexpected serious adverse reactions (SUSARs), adverse drug reactions/experiences, Licensed Product quality, Licensed Product complaints, and Safety Data relating to Licensed Products to the appropriate Regulatory Authorities in and outside the Territory, and the management of such reports and Safety Data, all in accordance with Applicable Laws of the relevant countries and Regulatory

Authorities. The Parties will amend the Pharmacovigilance Agreement from time to time as necessary to comply with any changes in Applicable Laws or any guidance received from applicable Regulatory Authorities. The Parties will cooperate with each other with respect to their respective responsibilities under the Pharmacovigilance Agreement, and each Party will be solely responsible for costs relating to its respective responsibilities under the Pharmacovigilance Agreement, unless the Parties agree otherwise in writing. Until the Pharmacovigilance Agreement is entered into by the Parties, the Parties will exchange all relevant Safety Data relating to the Licensed Product within appropriate timeframes and in an appropriate format (including, where applicable, formats compliant with ICH E2B(R3)) to ensure compliance with the reporting requirements of all applicable Regulatory Authorities; each Party shall provide all such Safety Data in providing Party’s official language. Without limiting the generality of the foregoing, each Party will provide written notification to the other Party within [****] upon becoming aware of any unexpected fatal or life-threatening SUSAR, within [****] upon becoming aware of other Serious Adverse Events, and will reciprocally provide regular written notification to the other Party of all other Safety Data as outlined in Section 13.1 (Data Sharing by Aligos) and Section 13.2 (Data Sharing by Amoytop). Notwithstanding Section 13.7 (Language), written notifications and safety reports for Serious Adverse Events and Suspected Serious Adverse Drug Reactions will be provided by Amoytop to Aligos in English, and written notifications and safety reports for Serious Adverse Events and Suspected Serious Adverse Drug Reactions will be provided by Aligos to Amoytop in Chinese.
6.4
Inspection Rights. Amoytop will ensure that Aligos, and Regulatory Authorities to the extent required by Applicable Law, may, during regular business hours, examine and inspect Data, Documents, and work product relating thereto, in each case to the extent necessary or useful to support Aligos’s regulatory activities for the Licensed Product outside of the Territory, including to facilitate the preparation and submission of Regulatory Filings, assess compliance with Applicable Law and regulatory requirements (including GMPs) outside of the Territory, and assess any risks related to health, safety, or environment issues relating to such Development and Manufacturing activities, provided that such examination and inspection shall be duly proved with respect to its necessity and correlation with regulatory activities. Any and all costs, expenses of such examination and inspection carried out by Aligos and/or Regulatory Authorities outside the Territory shall be borne by Aligos, except that if any such examination and inspection identifies any material non-compliance, attributable to Amoytop, with (i) Applicable Law in the Territory, (ii) regulatory requirements in the Territory, or (iii) health, safety, or environment requirements in the Territory related to such Development and Manufacturing activities, then such costs and expenses shall be borne by Amoytop. Such inspections may be exercised not more often [****] (but more frequently for cause), during normal business hours and with reasonable notice to Amoytop. If any such examination and inspection identifies any material non-compliance with Applicable Law, regulatory, health, safety, or environment requirements solely outside the Territory, Aligos shall bear relevant costs. If any such examination and inspection identifies any corrections that are not considered non-conformities or corrective items under Applicable Laws in the Territory, Amoytop shall have the right to continue its normal manufacturing activities, solely to the extent that such corrections do not constitute non-compliance with the terms and conditions of this Agreement.
Article 7

MANUFACTURE AND SUPPLY
7.1
General Responsibility. As between the Parties, Amoytop, itself or through its Sublicensees or Authorized Manufacturers, will be responsible, at its own cost and expense, for the Manufacture (including process development and supply) of all of Amoytop’s and its Sublicensees’ requirements for Licensed Products for Development and Commercial use in the Field in the Territory. Notwithstanding the foregoing, the JDC will review and discuss all Manufacturing activities for the Licensed Product in the Field in the Territory; provided that such review and discussion by the JDC will not to be unreasonably withheld, delayed, or conditioned.
7.2
Product Specification Coordination.
(a)
Periodically, the JDC shall discuss each Party’s then-current product release specification for the Licensed Product (each, a “Product Specification”) and the Parties shall collaborate to harmonize Amoytop’s Product Specification with Aligos’s Product Specification. In connection with any changes to Amoytop’s manufacturing processes for the Licensed Product pursuant to such harmonization efforts, Aligos will provide to Amoytop or its permitted designee reasonable support as requested by Amoytop for regulatory activities and process development, in each case, for GMP manufacture of the Licensed Product in the Field in the Territory.
(b)
Amoytop shall, within [****] after receipt of an invoice from Aligos, pay and reimburse Aligos for all time, materials, and costs incurred by any Aligos Representative in connection with providing such support, including producing and providing documents. Aligos shall charge for the time of Aligos Representatives in performance of such support at the Support Rate. All such support shall be provided via telephone or video conference unless otherwise agreed by Aligos. If any Aligos Representative travels in connection with providing such support, Amoytop shall reimburse Aligos for all travel related expenses and for the Aligos Representative’s travel time at the above Support Rate. Performance of such support by any Aligos Representative will be subject to each such individual’s reasonable availability.
7.3
Supply Chain Cooperation. Upon Aligos request, Amoytop shall collaborate with Aligos in establishing a direct relationship for Aligos with the Authorized Manufacturers or Sublicensees then being used by Amoytop within the Territory for manufacture of Licensed Products (including any parts of the manufacturing process up to and including release) for Aligos to purchase Licensed Product (including in drug substance and drug product forms) directly from such Authorized Manufacturers or Sublicensees. For clarity, Aligos may Develop and Manufacture the Licensed Product within the Territory for purposes outside the Territory. Such collaboration from Amoytop would include making introductions for Aligos with the applicable Authorized Manufacturer or Sublicensee and granting all rights and permissions necessary for the Sublicensees and Authorized Manufacturers to manufacture and supply such Licensed Product to Aligos. If Amoytop incurs significant costs in connection with such cooperation, Amoytop can charge Aligos for Amoytop’s such performance at the Support Rate.
7.4
Quality Control and Inspection Rights. Amoytop recognizes that Amoytop’s Manufacture and Commercialization of the Licensed Product in the Field in the Territory may have reputational, regulatory, and other impacts on Aligos’s and its other licensees’ Commercialization of the Licensed Product outside of the Territory or Field. As such, Amoytop shall Manufacture and Commercialize the Licensed Products consistent in all respects with the standards of quality as set forth in Section 7.2 (Product Specification Coordination) and, to the extent applicable, Section 19.10 (Optional Compliance with US Standards), and, in any event, in compliance with all Applicable Laws in the Territory. Further, Amoytop shall permit Aligos or its designee, during regular business hours, to examine and inspect Amoytop’s and Amoytop Representatives’ Manufacturing activities and facilities, and Data and Documents relating thereto, for purposes of confirming Amoytop’s compliance with this Agreement, including this Article 7. If, following such inspection, Aligos provides Amoytop with notice of any quality or other issues related to the Manufacture or Commercialization of Licensed Products, Amoytop shall promptly rectify the same and take such other actions as reasonably requested by Aligos. Such inspections may be exercised [****], during normal business hours and with reasonable notice to Amoytop. If any such quality or other issues related to the Manufacture or Commercialization of Licensed Products are not considered non-conformities or corrective items under Applicable Laws in the Territory, Amoytop shall have the right to continue its normal manufacturing activities, solely to the extent that such quality or other issues do not constitute non-compliance with the terms and conditions of this Agreement.
7.5
Qualified Manufacturer Criteria. Each Authorized Manufacturer engaged by Amoytop under a Manufacturing Authorization Agreement shall satisfy each of the following criteria at all times during its engagement:
(a)
such Authorized Manufacturer holds a valid Drug Manufacturing License issued by the NMPA for the applicable product type and manufacturing activities covered by its Manufacturing Authorization Agreement, and such license is in good standing and has not been suspended, revoked, or made subject to any material restriction by the NMPA; provided, however, that during the clinical research stage a valid Drug Manufacturing License will not be required, so long as such Authorized Manufacturer obtains a valid Drug Manufacturing License prior to the submission of the NDA for the Licensed Product;

(b)
such Authorized Manufacturer is in material compliance with NMPA Good Manufacturing Practice requirements for clinical stage manufacturing activities applicable to the manufacturing activities covered by its Manufacturing Authorization Agreement, and has passed its most recent NMPA GMP inspection conducted prior to or during the NDA review of the Licensed Product without material deficiencies that have not been fully remediated to NMPA’s satisfaction;
(c)
prior to the signing of the Manufacturing Authorization Agreement, such Authorized Manufacturer shall provide written certification confirming that as of the Effective Date of the Manufacturing Authorization Agreement, it does not appear on any sanctions list maintained by the United Nations Security Council, the United States Office of Foreign Assets Control, or the European Union that would prohibit Aligos from transacting with such manufacturer or that would render Aligos’ grant of rights to Amoytop hereunder unlawful with respect to such manufacturer’s participation in the manufacturing supply chain and such Authorized Manufacturer shall, as a condition of its engagement, covenant to maintain compliance with the foregoing sanctions;
(d)
prior to the signing the Manufacturing Authorization Agreement, such Authorized Manufacturer shall provide written certification confirming that, as of the effective date of the Manufacturing Authorization Agreement, it is not subject to an active NMPA enforcement action, import alert, manufacturing suspension, or product recall with respect to the manufacturing activities or product types covered by its Manufacturing Authorization Agreement that has not been fully resolved and such Authorized Manufacturer shall, as a condition of its engagement, covenant to maintain compliance with the foregoing requirements;
(e)
prior to the signing the Manufacturing Authorization Agreement, such Authorized Manufacturer shall provide written certification confirming that it has not, within [****], been subject to a criminal conviction, debarment action, or finding of fraud or material misrepresentation by any Government Authority in the People’s Republic of China or any other jurisdiction in the Territory which Licensed Product is manufactured or distributed under this Agreement, and such Authorized Manufacturer shall, as a condition of its engagement, covenant to maintain compliance with the foregoing requirements; and
(f)
such Authorized Manufacturer (i) has entered into a Manufacturing Authorization Agreement with Amoytop that includes the same obligations of Amoytop under this Agreement with respect to manufacturing, and (ii) is in material compliance with all obligations under such Manufacturing Authorization Agreement.
7.6
Manufacturing Authorization Procedure.
(a)
Notification Obligation. Amoytop shall provide Aligos with written notice of its intention to engage an Authorized Manufacturer under a Manufacturing Authorization Agreement no less than [****] prior to execution of the applicable Manufacturing Authorization Agreement. Each such notice shall include:
(i)
the full legal name, principal place of business, and NMPA Drug Manufacturing License number of the proposed Authorized Manufacturer, if available,

provided that if the Authorized Manufacturer has not yet obtained a NMPA Drug Manufacturing License in accordance with Section 7.5(a) (Qualified Manufacturer Criteria), Amoytop shall supplement its notice with the NMPA Drug Manufacturing License when the Authorized Manufacturer obtains such NMPA Drug Manufacturing License;
(ii)
a description of the manufacturing activities to be performed under the Manufacturing Authorization Agreement for the Licensed Product and the manufacturing site or sites at which such activities will be conducted;
(iii)
Amoytop’s written certification that the proposed Authorized Manufacturer satisfies each of the Qualified Manufacturer Criteria set forth in Section 7.5 (Qualified Manufacturer Criteria), together with supporting documentation reasonably evidencing satisfaction of the criteria set forth in Section 7.5 (a) through (f), including a copy of the proposed Authorized Manufacturer’s current NMPA Drug Manufacturing License and most recent NMPA GMP inspection report if available; and
(iv)
confirmation that the Manufacturing Authorization Agreement to be executed with the proposed Authorized Manufacturer will meet the requirements of Section 7.5 (Qualified Manufacturer Criteria) without material modification.
(b)
Aligos’ Objection Right. Aligos may object to Amoytop’s engagement of a proposed Authorized Manufacturer within [****] of receipt of Aligos’ notification under Section 7.6(a) (Notification Obligation). Any objection by Aligos shall:
(i)
be made in writing and delivered to Amoytop within [****] objection period;
(ii)
identify with specificity the Qualified Manufacturer Criterion or Criteria that the proposed manufacturer does not satisfy; and
(iii)
state the factual basis for Aligos’ determination that the identified criterion or criteria are not satisfied.

Aligos shall have no right to object to Amoytop’s engagement of a proposed Authorized Manufacturer on any basis other than the proposed manufacturer’s failure to satisfy one or more of the Qualified Manufacturer Criteria. Aligos failure to object within [****] shall constitute Aligos’ non-objection to Amoytop’s engagement of the proposed manufacturer, and Amoytop may proceed with execution of the Manufacturing Authorization Agreement. Aligos’ non-objection shall not constitute approval of or responsibility for the proposed manufacturer’s performance, and shall not limit Aligos rights under Section 7.7 (Audit Rights: Authorized Manufacturers) with respect to Amoytop’s ongoing obligations regarding such manufacturer.

(c)
Response to Objection. If Aligos timely objects to Amoytop’s engagement of a proposed Authorized Manufacturer pursuant to Section 7.6(b) (Aligos’ Objection Right), Amoytop shall, within [****] of receipt of Aligos’ objection, either:

(i)
provide Aligos with documentation and evidence demonstrating to Aligo’s reasonable satisfaction that the proposed manufacturer satisfies the Qualified Manufacturer Criterion or Criteria identified in Aligos objection, following which Aligos shall withdraw its objection or confirm its objection with further specificity within [****]; or
(ii)
notify Aligos that Amoytop will engage an alternative manufacturer that satisfies all Qualified Manufacturer Criteria, in which case Amoytop shall submit a new notification under Section 7.6(a) (Notification Obligation) with respect to such alternative manufacturer.

If Amoytop and Aligos are unable to resolve a dispute regarding whether a proposed manufacturer satisfies the Qualified Manufacturer Criteria within [****] of Amoytop’s notification under Section 7.6(a) (Notification Obligation), either party may escalate such dispute for resolution pursuant to Article 18 (Dispute Resolution) of this Agreement.

7.7
Audit Rights: Authorized Manufacturers.
(a)
Amoytop Self-Audit. Amoytop shall conduct [****] compliance audit of each Authorized Manufacturer against the Qualified Manufacturer Criteria and the terms of the applicable Manufacturing Authorization Agreement. Within [****] following the completion of each such [****] audit, Amoytop shall provide Aligos with a written certification confirming: (i) the identity of each Authorized Manufacturer audited; (ii) the scope of the audit conducted; (iii) whether each audited Authorized Manufacturer is in material compliance with all Qualified Manufacturer Criteria and the terms of its Manufacturing Authorization Agreement; (iv) any material non-compliance findings identified; and (v) any remediation actions taken or planned with respect to such findings. The [****] certification shall contain compliance conclusions and remediation summaries but shall not include raw manufacturing process data, batch records, proprietary formulation information, or other technical information the cross-border transfer of which would require a data security assessment under Data Protection Laws.
(b)
Aligos-Requested Audit. Aligos may, no more than [****] per Authorized Manufacturer absent Reasonable Cause, request in writing that Amoytop conduct a specific compliance audit of a named Authorized Manufacturer on Aligos behalf. Amoytop shall conduct such audit using Amoytop’s own personnel or, if agreed by the parties, an independent audit firm pharmaceutical GMP audit capability and located in the People’s Republic of China. Amoytop shall complete such audit within [****] of Aligos’ written request and shall provide Aligos with a written audit report within [****] of completion. The audit report shall confirm whether the audited Authorized Manufacturer is in compliance with the Qualified Manufacturer Criteria and the terms of its Manufacturing Authorization Agreement, shall identify any material non-compliance findings and the remediation actions taken or planned, and shall be structured in accordance with Section 7.6(a) (Notification Obligation) to contain compliance conclusions rather than raw manufacturing data. All audit activities with respect to Authorized Manufacturers pursuant to this Section 7.6(b) shall be conducted through Amoytop and shall not require direct access by Aligos or its representatives to any Authorized Manufacturer’s facilities, personnel, or records without the prior written consent of the applicable Authorized Manufacturer.

(c)
Reasonable Cause. For purposes of this Section, “Reasonable Cause” means a reasonable, good-faith basis for Aligos to believe that: (i) an Authorized Manufacturer has materially breached its Manufacturing Authorization Agreement; (ii) an Authorized Manufacturer no longer satisfies one or more Qualified Manufacturer Criteria; (iii) an Authorized Manufacturer is using Licensed Know-How or practicing under the Licensed Patents without a sublicence, including for purposes other than manufacturing Licensed Product for Amoytop’s account; or (iv) there has been a product quality failure, regulatory enforcement action, or recall affecting Licensed Product manufactured by an Authorized Manufacturer. Aligos shall state its Reasonable Cause in writing when requesting an additional audit pursuant to this Section.
(d)
Cost Allocation. The cost of [****] self-audits conducted by Amoytop pursuant to Section 7.7(a) (Amoytop Self-Audit) shall be borne by Amoytop. The cost of audits conducted at Aligos request pursuant to Section 7.7(b) (Aligos-Requested Audit) shall be borne by Aligos, except that if an audit conducted at Aligos’ request reveals a material breach of the Manufacturing Authorization Agreement or failure to satisfy a Qualified Manufacturer Criterion, the cost of such audit shall be borne by Amoytop.
Article 8

COMMERCIALIZATION
8.1
General. As between the Parties, Amoytop, itself or through its Sublicensees, will be solely responsible, at its own cost and expense, for all aspects of the Commercialization of Licensed Products in the Field in the Territory, including [****]. Notwithstanding the foregoing, the JSC will review and discuss all Commercialization activities of the Licensed Product in the Field in the Territory and Amoytop will reasonably consider the input from the JSC.
8.2
Commercialization Plan.
(a)
Content. Within [****] after Initiation of Phase III Clinical Trial and thereafter during the Term, Amoytop will prepare (or amend, as applicable) a reasonably detailed written commercialization plan (as amended in accordance with this Agreement, the “Commercialization Plan”), and Amoytop will conduct all Commercialization of the Licensed Product under this Agreement pursuant to such Commercialization Plan. The Commercialization Plan will set forth [****]. Amoytop will be responsible for [****]. Aligos will have the right to [****], and Amoytop will [****]. Amoytop will [****].
(b)
Conflict. If the terms of the Commercialization Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement will govern.
8.3
Conduct of Commercialization Activities. Amoytop will perform all Commercialization activities for the Licensed Product in compliance with all Applicable Laws of the country within the Territory in which such activities are conducted, and, to the extent not in conflict with the foregoing, in accordance with the Commercialization Plan.

8.4
Branding. Amoytop shall ensure that all trademarks it adopts or uses relating to the Licensed Products (“Product Marks”) are not the same as or confusingly similar with any trademarks adopted or used or contemplated to be adopted or used by Aligos or licensees relating to any CAM Product. In furtherance thereof, Amoytop shall review any and all Product Marks that it intends to adopt or use with the JSC prior to Amoytop’s filing or other use of the Product Mark and the Aligos representatives on the JSC may review the same with other Aligos Representatives. If the JSC or Aligos provides Amoytop with notice that any intended or actual Product Mark is confusingly similar with any trademarks adopted or used or contemplated to be adopted or used by Aligos or licensees relating to any CAM Product, Amoytop shall cease use of such Product Mark. Amoytop shall (i) file and register such Product Marks in mainland China promptly; (ii) implement Chinese character marks and pinyin transliterations in addition to any English marks, across relevant Nice classes; and (iii) and upon termination or expiration of this Agreement for any reason, at Aligos’ discretion promptly assign such Product Marks to Aligos or cease using such Product Mark and destroy all branded materials with documentation of compliance of same.
8.5
Covenants.
(a)
Amoytop hereby covenants and agrees that it will not, and will ensure that Amoytop Representatives will not, either directly or indirectly, actively promote, market, distribute, import, sell, have sold, or otherwise Commercialize any Licensed Product in countries outside of the Territory. Without limiting the foregoing, (i) Amoytop and its Representatives will refrain from establishing or maintaining any branch, warehouse, or distribution facility for any Licensed Product outside of the Territory, (ii) Amoytop and its Representatives will not engage in any advertising or promotional activities relating to any Licensed Product directed primarily to customers or other buyers or users of any Licensed Product located outside of the Territory, and (iii) Amoytop and its Representatives will not solicit orders for Licensed Products from any prospective purchaser located outside of the Territory. If Amoytop or its Representatives receive any order from a prospective purchaser that Amoytop or its Representatives is aware is located in a country outside of the Territory, Amoytop will promptly refer that order to Aligos. Amoytop and its Representatives will not knowingly accept any such orders. If Amoytop or its Representatives becomes aware that Third Party to which Amoytop or its Representatives is selling or transferring Licensed Product is promoting, marketing, distributing, selling, offering for sale, or otherwise transferring the Licensed Product outside of the Territory, Amoytop and its Representatives shall immediately cease all sales and transfers to such Third Party.
(b)
Amoytop hereby covenants and agrees that it will, and will ensure that Amoytop Representatives will agree that, [****], Amoytop shall (a) [****], and (b) not, [****].
(c)
Amoytop will not, and will ensure that its Sublicensees will not, restrict or impede in any manner Aligos’s exercise of its rights under this Agreement outside of the Territory.

Article 9

DILIGENCE AND REPORTING
9.1
Diligence Efforts and Milestones. Amoytop shall use Commercially Reasonable Efforts to bring Licensed Products to market in accordance with the Development Plan and Commercialization Plan and to otherwise Develop, Manufacture, seek Regulatory Approval, Commercialize, and maximize the Net Sales of the Licensed Products in the Field in each country within the Territory (including obtaining National Price Negotiations with respect to the Licensed Products in the Territory). In partial satisfaction of its diligence obligations, Amoytop shall use Commercially Reasonable Efforts to achieve all milestones (“Milestones”) set forth in the Development Plan and Commercialization Plan, by the dates set forth therein (the “Milestone Dates”); but in any event Amoytop shall meet the following Regulatory Milestone Events set forth below by the corresponding Milestone Dates:

9.2
Annual Reporting. Throughout the course of Development, Manufacturing, and Commercialization of Licensed Products as permitted hereunder by Amoytop and its Sublicensees, Amoytop shall provide Aligos with reasonably detailed confidential periodic summary reports evidencing its efforts in, progress made, and future plans for, its Development, Manufacture, and Commercialization of Licensed Products in the Field in the Territory, with such reports to be provided no less frequently than [****]. Amoytop understands these periodic summary reports may be provided to Emory pursuant to the terms of the Emory Agreement.
9.3
Milestone Progress. In addition to Section 9.2 (Annual Reporting), Amoytop shall provide to Aligos commercially reasonable evidence of Amoytop having achieved each Milestone within [****] after the corresponding Milestone Date, each as set forth in the Development Plan and Commercialization Plan. Should Amoytop materially fail to achieve a Milestone by the relevant Milestone Date, the same shall be considered a material breach of this Agreement by Amoytop and Aligos shall have the right, but not the obligation, to terminate this Agreement in accordance with the termination provisions set forth in Section 17.4 (Termination for Cause).
9.4
Access to Personnel. Amoytop shall, at no cost to Aligos, make available to Aligos Amoytop’s employees and agents with relevant information regarding the Development, Manufacture, and Commercialization of the Licensed Product, including relevant senior executives of Amoytop, from time to time upon Aligos’s request to answer Aligos’s questions related to Amoytop’s Development, Manufacture, and Commercialization of the Licensed Product in the Field in the Territory, subject to each such individual’s reasonable availability. Amoytop shall make such employees available via telephone or video conference unless otherwise agreed by Amoytop. If such access requires significant personnel input from Amoytop, Amoytop can charge Aligos for Amoytop’s performance at the Support Rate.
Article 10

Upfront Payments; milestone payments; ROYALTIES
10.1
Upfront Payment. Amoytop will pay to Aligos a one-time non-creditable, non-refundable payment of twenty-five million dollars ($25,000,000) within [****] after the Effective Date (the “Upfront Payment”), subject to receipt of invoice from Aligos.
10.2
Regulatory Milestone Payments for Licensed Products.
(a)
Regulatory Milestones. Amoytop will pay to Aligos the one-time non-creditable, non-refundable milestone payments set forth in the table below upon the first achievement of each milestone event (whether by or on behalf of Amoytop or any Sublicensees) (each, a “Regulatory Milestone Event”):
(i)
For purposes of this Section 10.2(a), [****].
(ii)
If Amoytop or a Sublicensee [****], Regulatory Milestone Event 2 would be considered achieved upon [****].
(iii)
If a Regulatory Milestone Event set forth in the table in this Section 10.2(a), above, is achieved prior to the achievement of any preceding Regulatory Milestone Event set forth in the table in this Section 10.2(a), above (i.e., if a lower-listed Regulatory Milestone Event is achieved before a Regulatory Milestone Event that is listed higher up in the table in this Section 10.2(a), above), then upon achievement of the relevant Regulatory Milestone Event, all preceding Regulatory Milestone Event set forth in the table in this Section 10.2(a), above, shall become due and payable if not previously paid.
(iv)
Regulatory Milestone Event 4 shall be based on [****].
(b)
Notice and Payment. Amoytop will notify Aligos within [****] after the first achievement of the applicable Regulatory Milestone Event as set forth in Section 10.2(a) (Regulatory Milestones). Upon written request from Amoytop, Aligos shall issue an invoice to Amoytop solely as a courtesy. The applicable milestone payment (including interest borne in accordance with Section 11.3 (Payments)) is due and payable in full within [****] after achievement of any Regulatory Milestone Event without notice or demand from Aligos, and will not be contingent upon, altered, or delayed by receipt of such courtesy invoice from Aligos.
10.3
Sales Milestone Payments for Licensed Products.
(a)
Sales Milestones. On an aggregate Net Sales basis for all Licensed Product, Amoytop will pay to Aligos the one-time non-creditable, non-refundable sales milestone payments set forth below upon the first achievement of aggregate Net Sales by Licensed Products in any

Calendar Year of the applicable sales milestone events set forth below in the Territory (each, a “Sales Milestone Event”).

(i)
Amoytop shall be obligated to make no more than one payment to Aligos for any one Sales Milestone Event, even if that Sales Milestone Event is achieved more than one time in different Calendar Years.
(ii)
For clarity, the milestone payments in this Section 10.3 will be additive such that if multiple Sales Milestone Events specified above are achieved in the same Calendar Year, then the milestone payments for all such Sales Milestone Events will be payable in such Calendar Year.
(b)
Notice and Payment. Amoytop will notify Aligos within [****] after the first achievement of the applicable Sales Milestone Event as set forth in Section 10.3(a) (Sales Milestones). For clarity, Amoytop shall provide such notice when a Sales Milestone Event is achieved during a Calendar Year and shall not wait to provide notice or make payment until the end of such Calendar Year. Upon written request from Amoytop, Aligos shall issue an invoice to Amoytop solely as a courtesy. The applicable milestone payment (including interest borne in accordance with Section 11.3 (Payments)) is due and payable in full within [****] after achievement of any Sales Milestone Event without notice or demand from Aligos, and will not be contingent upon, altered, or delayed by receipt of such courtesy invoice from Aligos.
10.4
Royalty Payments for Licensed Products.

(a)
Royalty Rate. Subject to the remainder of this Section 10.4, Amoytop will make [****] royalty payments to Aligos as follows:
(i)
[****] of Net Sales in the Territory in each Calendar Year up to and including [****] of Net Sales;
(ii)
[****] of Net Sales in the Territory in each Calendar Year for the part exceeding [****] up to and including [****] of Net Sales; and
(iii)
[****] of Net Sales in the Territory in each Calendar Year for the part exceeding [****] of Net Sales.
(b)
Royalty Term. Amoytop shall pay royalties on a region-by-region basis from the First Commercial Sale of such Licensed Product in a region within the Territory until the later of (i) ten (10) years after the First Commercial Sale of such Licensed Product in such region, (ii) expiration of all Valid Claims claiming the Licensed Product in such region, or (iii) expiration of all Regulatory Exclusivity for the Licensed Product in such region (each, a “Royalty Term”).
10.5
Sublicensing Payments. Amoytop shall pay to Aligos [****] of Sublicensing Revenues arising solely from any Sublicense, that involves the assignment or sublicensing of Amoytop’s rights to commercially Exploit the Licensed IP.
Article 11

PAYMENT; RECORDS; AUDITS
11.1
Records; Accounting.
(a)
Amoytop shall, and shall cause its Representatives to, keep complete and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to Aligos by Amoytop hereunder, and for otherwise verifying Amoytop’s performance hereunder. Such books of account shall be kept at Amoytop’s principal place of business, and shall be maintained for at least [****] following the end of the reporting period to which they pertain.
(b)
For the purpose of verifying Amoytop’s royalty statement or compliance in other respects with this Agreement, Aligos shall have the right to conduct an on-site audit of Amoytop’s books, records, and business activities relating to this Agreement and the activities hereunder, either by Aligos’s internal auditing personnel or an independent certified public accountant retained by Aligos or employed by Aligos. Such examinations shall be made during reasonable business hours, and not more than [****].
(c)
In addition to Section 11.1(b) (Records; Accounting), for the purpose of verifying Amoytop’s royalty statement or compliance in other respects with this Agreement, Emory shall have the right to conduct an on-site audit of Amoytop’s business activities relating to this Agreement, either by Emory’s internal auditing personnel or an independent certified public accountant retained by Emory or employed by Emory. Such examinations shall be made during reasonable business hours, and not more than [****].
(d)
Should any of the foregoing examinations under Sections 11.1(b) (Records; Accounting) or 11.1(c) (Records; Accounting) reveal an underpayment, then Amoytop shall immediately pay to Aligos the underpaid amount, plus interest (as provided for herein below). Furthermore, if such underpayment exceeds [****] of the amount paid by Amoytop, then [****].
(e)
Amoytop shall also provide Aligos and Emory with a comparable right of audit of each Sublicensee in the applicable Sublicense.
11.2
Product Reports. Within [****] after the end of each [****] following the date of the First Commercial Sale of the Licensed Product, Amoytop shall deliver to Aligos complete and accurate reports (each, a “Product Report”), giving such particulars of the business conducted by Amoytop and Sublicensees during the [****] under this Agreement as shall be pertinent to a royalty accounting hereunder. Amoytop shall include in each Product Report at least the following, on a region-by-region basis and Licensed Product-by-Licensed Product basis:

[****]

11.3
Payments. With each [****] report submitted, Amoytop shall pay to Aligos the royalties due and payable under this Agreement. If no royalties shall be due, Amoytop shall so report. All references to dollars and “$” herein will refer to U.S. dollars. Payments shall be paid in U.S. dollars by wire transfer in immediately available funds to a bank and an account designated in writing by Aligos. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate stated in the Wall Street Journal on the last Business Day of the Calendar Quarter reporting period to which such royalty payments relate, and all transfer fees in connection with payment shall be borne by Amoytop. All royalty payments shall be made within [****] after [****]. Any amounts due hereunder which are unpaid [****] after [****] shall bear interest accrued and compounded [****] at the annual rate of [****].
11.4
TIER Registration, SAFE Registration and Foreign Exchange Compliance.
(a)
Amoytop shall complete the TIER Registration within [****] following the Effective Date. Amoytop shall complete the SAFE Registration within [****] following the completion of the TIER Registration. Amoytop shall maintain both the TIER Registration and the SAFE Registration in full force and effect throughout the Term, including any renewals, amendments, re-registrations, or supplemental filings required by MOFCOM, SAFE, or Amoytop’s remitting bank as a result of amendments to this Agreement, changes in payment amounts, or changes in applicable law. Amoytop shall provide Aligos with written evidence of completion of each registration promptly following such completion.
(b)
Amoytop shall be responsible for all filings, applications, and registrations with MOFCOM, SAFE, Amoytop’s remitting bank, the competent tax authority, and any other Governmental Authority in the Territory necessary to permit the remittance of all payments due to Aligos under this Agreement in the currency and amounts required hereunder, including without limitation the procurement of any tax clearance certificates or withholding tax filing receipts required by SAFE or the remitting bank as a condition to processing each remittance. Aligos shall cooperate with Amoytop and provide such information and documentation as Amoytop may reasonably request to complete such filings, including any certifications of beneficial ownership, tax residency, or treaty eligibility reasonably required to obtain the applicable withholding tax rate under the Agreement for the Avoidance of Double Taxation between the United States and the People’s Republic of China.
(c)
Amoytop acknowledges that each remittance of royalties, milestones, or other payments under this Agreement may require Amoytop to present to its remitting bank the TIER Registration certificate, the SAFE registration filing, a valid tax filing certificate from the competent tax authority evidencing payment or withholding of applicable taxes, and such other documentation as the remitting bank may require. Amoytop shall take all actions necessary to procure such documentation in advance of each payment due date so as to permit timely remittance.

(d)
If Amoytop is unable to remit any payment when due solely as a result of delays in obtaining or maintaining the TIER Registration, the SAFE Registration, or any required foreign exchange or tax approval that are not attributable to the fault or negligence of Amoytop, Amoytop shall promptly notify Aligos in writing, specifying the nature of the impediment and the steps being taken to resolve it, and such delay shall not constitute a breach of Amoytop's payment obligations under this Agreement, provided that (i) Amoytop is using commercially reasonable efforts to obtain or restore such registration or approval, (ii) Amoytop remits such payment within [****] following the removal of such impediment, and (iii) such payment shall bear interest at the rate set forth in Section 11.10 (Late Payments) from the original due date until the date of actual payment.
(e)
If the TIER Registration, the SAFE Registration, or any required foreign exchange approval is revoked, suspended, or otherwise rendered ineffective, and as a result Amoytop is unable to remit payments to Aligos for a continuous period of [****], Aligos shall have the right to terminate this Agreement upon [****] written notice to Amoytop, unless Amoytop cures such failure during such notice period.
(f)
Without limiting the foregoing, if at any time during the Term a change in Applicable Law, regulation, or policy of SAFE, PBOC, or any other Governmental Authority in the Territory imposes new restrictions or conditions on the remittance of payments under this Agreement that materially impair Amoytop’s ability to make such payments in the currency, amounts, and on the timelines required hereunder, Amoytop shall promptly notify Aligos and the Parties shall discuss in good faith through the JSC alternative payment structures or mechanisms that comply with Applicable Law while preserving Aligos’s economic rights under this Agreement to the fullest extent practicable.
11.5
Taxes.
(a)
Taxes on Payments; [****]. All payments made to Aligos under this Agreement (including, without limitation, the Upfront Payment, milestone payments, royalties, and Sublicensing Revenue payments) shall [****]. If Amoytop is required by Applicable Law to deduct or withhold any Withholding Taxes from any payment to Aligos under this Agreement, then:
(i)
Amoytop shall [****];
(ii)
Aligos shall issue invoices with the amount containing the Withholding Taxes for Amoytop’s payment;
(iii)
Amoytop shall timely remit all such Withholding Taxes to the applicable Governmental Authority on behalf of Aligos;
(iv)
Amoytop shall, within [****] following each remittance of Withholding Taxes, provide Aligos with original or certified copies of all official tax payment receipts, withholding tax certificates, and other documentation issued by the applicable Governmental Authority evidencing the payment of such Withholding Taxes; and
(v)
[****].

(b)
VAT and Similar Taxes. All payments under this Agreement are [****]. To the extent any VAT is imposed on payments from Amoytop to Aligos under this Agreement:
(i)
[****];
(ii)
[****]; and
(c)
Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its own net income, profits, or gains arising directly or indirectly from the activities of the Parties under this Agreement by the jurisdiction in which such Party is organized, resident, or otherwise subject to tax on such net income, profits, or gains.
(d)
Tax Cooperation; Treaty Benefits. The Parties agree to cooperate in good faith to minimize the imposition of Withholding Taxes applicable to payments under this Agreement to the extent permitted by Applicable Law, including by:
(i)
Aligos providing to Amoytop, upon reasonable advance written request, such certifications as may be reasonably required to establish Aligos’s entitlement to a reduced withholding rate under the Tax Treaty, including IRS Form 6166 or equivalent certification of U.S. tax residency, and such other documentation as may be required by the competent Chinese tax authority to process an application for the reduced treaty rate;
(ii)
Amoytop applying for and using reasonable efforts to obtain the benefit of any reduced withholding tax rate available to Aligos under the Tax Treaty prior to each payment due date, provided that Amoytop shall not be required to take any action that would expose Amoytop to material legal risk or liability;
(iii)
each Party promptly notifying the other Party of any written communication from a Governmental Authority asserting that a different withholding tax rate applies to any payment under this Agreement, and the Parties cooperating in good faith to respond to any such assertion; and;
(iv)
Amoytop providing Aligos with reasonable advance written notice of not less than [****], where practicable, prior to any payment from which Withholding Taxes are to be deducted, specifying the applicable withholding tax rate and the basis therefor, to afford Aligos a reasonable opportunity to provide any documentation required to establish entitlement to a reduced rate.

For the avoidance of doubt, [****].

11.6
Payment Characterization Cooperation. The Parties acknowledge that the Upfront Payment, milestone payments, royalties, and other payments under this Agreement may be subject to different withholding tax treatment under Chinese tax law depending on their characterization as royalties, technology transfer payments, service fees, or other categories of income. The Parties agree to cooperate in good faith to determine the appropriate characterization of each payment type for Chinese tax purposes, including by:

(a)
jointly seeking an advance ruling from the competent Chinese tax authority regarding the withholding tax treatment of the Upfront Payment and any other payment whose characterization is uncertain, where either Party reasonably determines that such a ruling would be beneficial;
(b)
Amoytop providing Aligos with written notice of the characterization it intends to apply to each payment type no later than [****] prior to the first payment of such type, and the Parties discussing in good faith any disagreement regarding such characterization; and
(c)
each Party promptly notifying the other Party if any Governmental Authority challenges or proposes to change the characterization of any payment under this Agreement, and the Parties cooperating in good faith to respond to any such challenge.
11.7
Reimbursement for [****]. If [****], Amoytop shall [****]. Aligos shall promptly notify Amoytop in writing upon [****], and in any event no later than [****] after [****]. Aligos shall [****], provided that Amoytop shall [****]. Aligos shall [****].
11.8
Offset for Foreign Tax Credits. If Amoytop withholds and remits taxes to the applicable Chinese tax authority pursuant to Section 11.5 (Taxes), and Aligos actually realizes a U.S. tax benefit (whether as a foreign tax credit, deduction, or refund) that is directly attributable to such withheld taxes, Aligos shall notify Amoytop in writing of the amount of such benefit within [****] after filing the U.S. tax return in which such benefit is claimed. Amoytop may deduct such verified amount from the next payment due to Aligos under this Agreement following receipt of such notice, provided that (a) no single deduction shall reduce any payment by more than [****] of the amount otherwise due, with any excess carried forward to subsequent payments, (b) [****], and (c) in the event of any dispute regarding the amount or attribution of such tax benefit, the Parties shall refer the matter to their respective tax advisors for resolution before any deduction is applied.
11.9
Stamp Duty and Other Transfer Taxes. Amoytop shall [****].
11.10
Late Payments. Amoytop will be responsible for obtaining without delay any and all governmental authorizations required from competent authorities in the Territory for the remittance of payments due to Aligos. In case of a delay of any payment under this Agreement, Amoytop will pay Aligos interest on any payments that are not paid on the date on which such payments are due under this Agreement at the annual rate of [****], calculated based on [****].

Article 12

Intellectual Property
12.1
Ownership of Licensed IP. As between the Parties, Aligos owns and shall retain sole ownership of all right, title, and interest in and to the Licensed IP.
12.2
Arising Intellectual Property.
(a)
Subject to Section 2.3 (Amoytop Improvements), as between the Parties, the ownership of any new Intellectual Property arising, during the Term, from the Development, Manufacture, or Commercialization of the Licensed Product that is created, conceived, or reduced to practice by any Party, Sublicensee, or its Affiliate in the performance of a Party's obligations or exercise of a Party's rights under this Agreement(“Arising IP”) shall follow inventorship in accordance with the patent laws and other intellectual property laws of the United States, regardless of where the applicable activities occur. Each Party will solely own any Arising IP made solely by it or its Affiliate (“Sole Arising IP”). All Patents claiming Sole Arising IP of Amoytop will be referred to herein as “Amoytop Arising Patents” and all Patents claiming Sole Arising IP of Aligos will be referred to herein as “Aligos Arising Patents.” The Parties will jointly own any Arising IP that is made jointly by both Parties (“Joint Arising IP”). All Patents claiming priority to Joint Arising IP will be referred to herein as “Joint Arising Patents” and, collectively with the Amoytop Arising Patents and Aligos Arising Patents, the “Arising Patents.” Subject to the licenses and rights granted to the other Party under this Agreement (including exclusive licenses and rights), each Party will be entitled to practice, license, assign, and otherwise exploit the Joint Arising IP and Joint Arising Patents without the duty of accounting or seeking consent from the other Party.
(b)
Any Arising IP Controlled by Aligos shall automatically be considered Licensed IP and licensed to Amoytop pursuant to the terms of this Agreement.
(c)
Subject to the terms and conditions of this Agreement, Amoytop hereby grants to Aligos, an exclusive (even as to Amoytop), irrevocable, perpetual, royalty-free, fully paid-up, transferable (in accordance with Section 19.6 (Assignment)), license, with the right to grant sublicenses through multiple tiers, under any Arising IP Controlled by Amoytop to (i) Exploit the CAM Products outside of the Territory and (ii) conduct Development and Manufacturing activities on, for, and in relation to any CAM Product within the Territory solely to enable Aligos to Exploit the CAM Products outside of the Territory; provided that, for clarity, such license does not include any right or license for Aligos to exploit Amoytop’s peginterferon alpha-2b compound currently referred to as “Pegbing,” in a CAM Product or otherwise.
(d)
Except for such foregoing licenses neither Party will acquire any license or other Intellectual Property interest, by implication or otherwise, under or to any Arising IP Controlled by the other Party or any of its Affiliates.
(e)
Each Party will promptly disclose to the other Party any Arising IP that is created, conceived, or reduced to practice by the former Party or its Representatives, including any invention disclosures or other similar documents submitted to it by its employees, agents, or contractors describing such Arising IP, and will promptly respond to reasonable requests from the latter Party for additional information relating to such Arising IP.
(f)
References in this Section 12.2 to creation, conception, or reduction to practice of Arising IP by a Party will include generation by such Party’s or its Representatives or its or their contractors.
12.3
IP Prosecution and Maintenance.
(a)
Licensed Patents.
(i)
As between the Parties, Aligos shall have the responsibility, at its cost, for the preparation, filing, prosecution, issuance, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges) of the Licensed Patents, including choice of patent counsel. Aligos shall keep Amoytop informed of patent prosecution of Licensed Patents.
(ii)
Aligos shall give notice to Amoytop of any desire on Aligos’s part to not prepare, file, prosecute, issue, or maintain any of the Licensed Patents on a region-by-region basis within the Territory and, in such cases, shall, upon Amoytop’s written election provided no later than [****] after receipt of such notice by Amoytop, permit Amoytop, in its sole discretion, to take such actions itself in such region, [****], provided that Emory’s prior written consent will be required prior to Amoytop so taking over any such prosecution if the applicable Licensed Patent constitutes an Emory Patent. In such event, Aligos shall execute in a timely manner and [****] any and all documents as may be reasonably necessary to allow Amoytop to take all such actions. If Amoytop does not provide such election within [****] after such notice from Aligos, Aligos may, in its sole discretion, continue or discontinue prosecution and maintenance of such Licensed Patent.
(b)
Arising Patents.
(i)
As between the Parties, Amoytop shall have the sole right, but not the obligation, at its cost, to prepare, file, prosecute, and maintain any Amoytop Arising Patents, including choice of patent counsel. Amoytop shall keep Aligos informed of patent prosecution of Amoytop Arising Patents.
(ii)
As between the Parties, Aligos shall have the sole right, but not the obligation, at its cost, to prepare, file, prosecute, and maintain any Aligos Arising Patents, including choice of patent counsel. Aligos shall keep Amoytop informed of patent prosecution of Aligos Arising Patents.
(iii)
As between the Parties, Aligos will have the first right to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges) of all Joint Arising Patents both inside and outside of the Territory, by counsel of its own choice. Amoytop will reimburse any Patenting Costs incurred in the Territory by Aligos in connection with such activities. “Patenting Costs” means any ongoing costs incurred or to be incurred by Aligos, including government fees and attorneys’ fees, in the course of preparing, filing, prosecuting, issuing and maintaining any of the Joint Arising Patents, including continuations, extensions, re-examinations, reissues, and appeals.
(iv)
Aligos shall give notice to Amoytop of any desire on Aligos’s part to not prepare, file, prosecute, issue, or maintain any of the Joint Arising Patents on a country-by-country basis within the Territory and, in such cases, shall, upon Amoytop’s written election provided no later than [****] after receipt of such notice by Amoytop, permit Amoytop, in its sole discretion, to take such actions itself, [****]. In such event, Aligos shall execute in a timely manner and [****] any and all documents as may be reasonably necessary to allow Amoytop to take all such actions. If Amoytop does not provide such election within [****] after such notice from Aligos, Aligos may, in its sole discretion, continue or discontinue prosecution and maintenance of such Joint Arising Patent.
(c)
Each Party agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of Patents under this Section 12.3 and in the obtaining and maintenance of any patent term extensions, supplementary protection certificates, and their equivalent with respect thereto, at its own cost. Such cooperation includes (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the other Party to apply for and to prosecute patent applications in any country as permitted by this Section 12.3 and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, or maintenance of any such patent applications.
(d)
All information exchanged between counsel, the Parties, Affiliates, and Sublicensees regarding the Licensed Patents or Arising Patents shall be deemed Confidential Information of the respective Party that provided such Confidential Information. In addition, the Parties acknowledge and agree that, with regard to such activities, the interests of the Parties as licensor and exclusive licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Licensed Patents or Arising Patents, including privilege under the common interest doctrine and similar or related doctrines.
(e)
Aligos and Amoytop agree that the Licensed Patents shall be extended by all means provided by law or regulation, including extensions provided under U.S. law at 35 U.S.C. §§154(b), 155A, and 156. Each Party hereby agrees to provide the other Party with all necessary assistance in securing such extensions, including providing all information regarding applications for Regulatory Approval, approvals granted, and the timing of same.
(f)
Aligos and Amoytop agree that (i) Amoytop, as the holder of the MAH, shall register the Licensed Patents on the NMPA Patent Information Registration Platform within [****] of Regulatory Approval and shall maintain and update all such registrations; (ii) Aligos shall register Licensed Patents in the U.S. Orange Book upon FDA approval; and (iii) Amoytop shall have standing and the obligation to initiate patent linkage proceedings against generic applicants—either through CNIPA administrative ruling or Beijing IP Court action. For the avoidance of doubt,

Amoytop shall have the obligation to initiate such patent linkage challenge proceedings under China’s Measures for Implementation of the Early Resolution Mechanism for Drug Patent Disputes (2021), within [****] after it becomes aware that a generic applicant has filed a Type 4.2 declaration (the corresponding mechanism to a Paragraph IV certification under U.S. law), to timely trigger a nine (9)-month administrative stay.
12.4
Infringement by Third Parties.
(a)
Notice. If either Party believes that a Licensed Patent or Arising Patents is being or has been infringed by a Third Party, such Party shall notify the other of such belief, and as part of such notice shall provide copies of documentary evidence of the alleged infringement. Aligos needs to provide notice to Amoytop of any potential infringing activities related to the Licensed Patents outside of the Territory.
(b)
Enforcing Party.
(i)
Aligos as Enforcing Party.
(A)
Where the infringement of a Licensed Patent or an Aligos Arising Patent is solely outside of the Field or solely outside of the Territory, as between the Parties, Aligos shall have the sole right, but not the obligation, to bring an infringement action against the alleged infringer (an “Infringement Action”) [****].
(B)
Where the infringement of a (i) Licensed Patent is within the Field and Territory and also either outside of the Field or outside of the Territory or (ii) Joint Arising Patent or Aligos Arising Patent is both within and outside of the Territory, as between the Parties, Aligos shall have the first option to bring an Infringement Action [****], which option Aligos may only exercise in writing within [****] after either Parties’ receipt of notice of the applicable infringement. If thereafter Aligos elects to so abandon any Infringement Action, Aligos shall give timely notice to Amoytop.
(C)
Where the infringement of a Joint Arising Patent or Amoytop Arising Patent is solely outside of the Territory, Aligos shall have the first option to bring an Infringement Action [****], which option Aligos may only exercise in writing within [****] after either Parties’ receipt of notice of the applicable infringement. If thereafter Aligos elects to so abandon any Infringement Action is shall give timely notice to Amoytop.
(D)
If Amoytop (A) elects not exercise its first option to bring an Infringement Action pursuant to Section 12.4(b)(ii)(A) (Amoytop as Enforcing Party) or Section 12.4(b)(ii)(C) (Amoytop as Enforcing Party) within the applicable time period or (B) after electing to bring such Infringement Action elects to abandon such Infringement Action, then Aligos shall have the sole right, but not the obligation, thereafter to bring or continue prosecuting such Infringement Action.

(ii)
Amoytop as Enforcing Party.

(A)
Where the infringement of a Licensed Patent, Aligos Arising Patent, or Joint Arising Patent is solely within the Field in the Territory, Amoytop shall have the sole right (but not the obligation) to bring an Infringement Action [****].
(B)
Where the infringement of an Amoytop Arising Patent is solely within the Territory, Amoytop shall have the sole right, but not the obligation, to bring an infringement action against the alleged infringer.
(C)
Where the infringement of an Amoytop Arising Patent is both within and outside of Territory, Amoytop shall have the first option to bring an Infringement Action [****], which option Amoytop may only exercise in writing within [****] after either Parties’ receipt of notice of the applicable infringement. If thereafter Amoytop elects to so abandon any Infringement Action is shall give timely notice to Aligos.
(D)
If Aligos (A) elects not exercise its first option to bring an Infringement Action pursuant to Sections 12.4(b)(i)(B) (Aligos as the Enforcing Party) or 12.4(b)(i)(C) (Aligos as the Enforcing Party) within the applicable time period or (B) after electing to bring such Infringement Action elects to abandon such Infringement Action, then Amoytop shall have the right, but not the obligation, thereafter to bring or continue prosecuting such Infringement Action but solely in respect to infringement within the Field in the Territory.
(iii)
If both Aligos and Amoytop elect not to bring an Infringement Action related to an Emory Patent where the infringement is within the Field in the Territory and Emory, pursuant to the terms of the Emory Agreement, is permitted and elects to do so, then Amoytop agrees to cooperate with Emory regarding the same as if all references in Section 6.4 (Infringement of Licensed Patents) of the Emory Agreement to Aligos were also references to Amoytop.
(c)
Cooperation. The Party not bringing an Infringement Action (the “Non-Enforcing Party”) will cooperate as reasonably requested by the Party brining an Infringement Action pursuant to Section 12.4(b) (Enforcing Party) (the “Enforcing Party”), [****]. If Amoytop is the Enforcing Party, Amoytop agrees to defend each of Aligos and Emory against any counterclaim brought against it in such action. The Non-Enforcing Party will [****]. No settlement, consent judgment, or other voluntary final disposition of any Infringement Actions may be entered into without the express written consent of (i) Aligos, which consent shall be [****], and (ii) if the Infringement Action includes or involves any Emory Patent, of Emory.
(d)
Damages. Any damages received by the Enforcing Party from an Infringement Action (including statutory damages, compensatory damages, lost profits damages, exemplary damages, increased damages, and awards of costs and attorney’s fees) shall [****].

(i)
The remaining balance of such damages that are attributable to infringement of any Licensed Patent inside the Field in the Territory shall [****]; provided that if Infringement Action involves any Emory Patent, then [****]. Any other remaining balance of such damages that are attributable to infringement of any Licensed Patent (e.g., attributable to infringement outside of the Territory (whether within or outside of the Field) or attributable to infringement outside the Field (whether within or outside the Territory)) shall [****].
(ii)
The remaining balance of such damages that are attributable to infringement of any Arising Patent inside the Territory shall [****] and that are attributable to infringement of any Arising Patent outside of the Territory shall [****].
12.5
Infringement of Third Party Rights. If any Licensed Product used or sold by Amoytop or Sublicensees in the Territory becomes the subject of a Third Party’s claim or assertion of infringement of any Intellectual Property in a jurisdiction within the Territory, Amoytop will promptly notify Aligos, and the Parties will promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. Absent any agreement to the contrary, and subject to claims for indemnification under Article 15 (Indemnification), each Party will defend itself from any such Third Party claim [****], provided, however, that the provisions of Section 12.4 (Infringement by Third Parties) will govern the right of the Parties to assert a counterclaim of infringement of any Licensed Patent or Joint Arising Patent.
12.6
Consent for Settlement. Neither Party will unilaterally enter into any settlement or compromise of any action or proceeding under this Article 12 that would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which may not be unreasonably withheld, delayed, or conditioned; provided that the foregoing shall not prohibit or restrict Emory from entering into any settlement or compromise as permitted by the Emory Agreement.
12.7
Marking. Amoytop shall mark all Licensed Products in accordance with the laws and regulations then applicable in each region in which a Licensed Product is made or sold.
Article 13

DATA SHARING
13.1
Data Sharing by Aligos. At least once per Calendar Quarter during the Term, Aligos shall share copies of all of the following Data comprising Licensed Know-How which has not previously been shared with Amoytop: pre-clinical and clinical raw data and CMC data. Upon request from Amoytop, Aligos shall also share copies of such foregoing Data, Safety Data

(other than that Safety Data which must be shared per the timing specified in Section 6.3 (Safety Data and Adverse Event Reporting) that has or should have been previously shared with Amoytop. For clarity, Amoytop’s rights to use such Data are set forth in this Agreement, including Article 2 (License) and Section 13.4 (Rights of Reference).
13.2
Data Sharing by Amoytop. In addition to any other Data required to be shared or made available by Amoytop to Aligos pursuant to this Agreement, at least once per Calendar Quarter during the Term, Amoytop shall share copies of all of the following Data generated, acquired, or obtained by Amoytop which has not previously been shared with Aligos: pre-clinical and clinical raw data, Safety Data (other than that Safety Data which must be shared per the timing specified in Section 6.3 (Safety Data and Adverse Event Reporting), and CMC data. Upon request from Aligos, Amoytop shall also share copies of such foregoing Data that has or should have been previously shared with Aligos. Subject to the terms and conditions of this Agreement, Amoytop hereby grants to Aligos, a non-exclusive, irrevocable, perpetual, royalty-free, fully paid-up, transferable (in accordance with Section 19.6 (Assignment)), license, with the right to grant sublicenses through multiple tiers, to use any and all such Data for any and all purposes, including as set forth in Section 13.4 (Rights of References).
13.3
Creation of Data. References in this Article 13 to generation, acquisition, or obtaining Data by a Party will include generation, acquisition, or obtaining by such Party’s Representatives and its or their respective contractors.
13.4
Rights of References. Each Party grants the other Party and such other Party’s licensees a right to use and a right of reference (including “right of reference” as defined in 21 C.F.R. 314.3(b), or similar “right of reference” as defined in applicable regulations of jurisdictions outside the U.S.) of, all Data shared or required to be shared by the other Party pursuant to this Article 13 or otherwise pursuant to this Agreement in all of its and its licensees’ Regulatory Fillings and Regulatory Approvals for the Licensed Product, and with respect to Amoytop, additionally in the commercialization and manufacture of the Licensed Product in accordance with this Agreement. Each Party also grants the other Party and such other Party’s licensees a right to reference of any Data that is included by such Party in any annual or other material updates to its Regulatory Filings for an IND or Regulatory Approval for any Licensed Product (or substantially equivalent Regulatory Filing in the Territory, as applicable) in all of its and its licensees Regulatory Fillings and Regulatory Approvals for the Licensed Product. If needed, a Party shall provide to the other Party a right of reference letter or similar communication to the applicable Regulatory Authority to effectuate any such right of reference. In any agreement entered into by Amoytop with a Sublicensee if such Sublicensee is involved in generation of Data in relation to Licensed Products, Amoytop will require that such Sublicensee allow Amoytop to provide Aligos and its licensees access to and the right to use and reference Data generated by such Sublicensee, to the extent that such Data are included in a Regulatory Filing by such Sublicensee for an IND or Regulatory Approval (or substantially equivalent Regulatory Filing in the Territory) for any Licensed Product.
13.5
Personal Information. The Parties agree and acknowledge that no Personal Information will be shared or transferred under this Agreement and that each Party will only share or transfer Data or Information after it has been anonymized and pseudonymized in accordance with Applicable Laws. Notwithstanding the foregoing, to the extent that any Data or Information includes any Personal Information, and before the Parties access, share or transfer any such Personal Information in connection with this Agreement, the Parties will enter into a data processing agreement in accordance with Applicable Laws.
13.6
Legal Restrictions. Notwithstanding anything herein to the contrary, either Party will not be required to transfer any documents, Data, or Know-How to the other Party to the extent the party that is required to such transfer can reasonably determine that such a transfer would violate, is prohibited by Applicable Law, including any Data Protection Law.
13.7
Language. Unless otherwise set forth in this Agreement, all Data, Documents, and other information shared or provided, or required to be shared or provided, by either Party to the other Party pursuant to this Agreement must be so shared or provided in the providing Party’s official language.
Article 14

REPRESENTATIONS, WARRANTIES, AND COVENANTS
14.1
Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof, (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action, and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a Party or by which it may be bound, nor materially violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it.
14.2
Additional Aligos Representations, Warranties, and Covenants. Aligos represents, warrants, and covenants, as applicable, to

Amoytop that, to Aligos’s knowledge as of the Effective Date, except as otherwise disclosed to Amoytop:
(a)
the Licensed Know-How includes all of the data and other Know-How owned or otherwise Controlled by Aligos as of the Effective Date related to the Licensed Product and Licensed Patents;
(b)
it has the right and authority to grant to Amoytop the rights as detailed herein with respect to the Licensed Patents, free and clear of any claims or encumbrances, except as otherwise expressly set forth in this Agreement;
(c)
Aligos has not received any written notice from a Third Party asserting or alleging, nor does Aligos have any knowledge of any basis for any assertion or allegation, that the Development of the Licensed Product conducted by Aligos prior to the Effective Date infringed any Patents of any Third Party; and
(d)
there are no pending, and to Aligos’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Aligos involving the Licensed Patents.
14.3
Additional Amoytop Representations, Warranties, and Covenants. Amoytop represents, warrants, and covenants, as applicable, to Aligos that:
(a)
it shall use its Commercially Reasonable Efforts to diligently pursue the Development, Manufacture, and Commercialization of Licensed Products in the Field in the Territory throughout the term of this Agreement, and shall comply in all material respects with all Applicable Laws in the Territory, and
(b)
it has the necessary expertise and skill in relevant technical areas pertaining to the Licensed Patents and Licensed Product to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the Licensed Patents and Licensed Product.
14.4
Certain Covenants. Amoytop represents, warrants and covenants to Aligos that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country or jurisdiction other than the U.S., and it does not, and will not during the Term, employ or use the services of any person who is debarred or disqualified, in connection with activities relating to the Licensed Product. In the event that Amoytop becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to Amoytop, including Amoytop itself or its Sublicensees, that directly or indirectly relate to activities contemplated by this Agreement, Amoytop will immediately notify Aligos in writing and Amoytop will cease employing, contracting with, or retaining any such person to perform any such services.

14.5
Compliance. Each Party covenants as follows:
(a)
In the performance of its obligations under this Agreement, such Party will comply and will cause its and its Representatives and contractors to comply with all Applicable Laws.
(b)
It and its and its Affiliates’ employees and contractors have not, directly or indirectly as of the Effective Date, and will not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including either Party.
(c)
It and its Affiliates, and their respective employees and contractors, in connection with the performance of their respective obligations under this Agreement, will not cause any Amoytop Representatives or Aligos Representatives, as applicable, to be in violation of the FCPA, UK Bribery Act 2010, EU Anti-Corruption Directive, Export Control Laws, PRC anti-bribery laws (Criminal Law Articles 389–393, Anti-Unfair Competition Law Article 7), or any other Applicable Laws, rules or regulations or otherwise cause any reputational harm to the other Party.
(d)
It will immediately notify the other Party if it has any information or suspicion that there may be a violation of the FCPA, UK Bribery Act 2010, EU Anti-Corruption Directive, Export Control Laws, PRC anti-bribery laws, or any other Applicable Laws, rules, or regulations in connection with the performance of this Agreement or the Development, Manufacture, or Commercialization of the Licensed Product.
(e)
Such Party will have the right, upon reasonable prior written notice and during the other Party’s regular business hours, to audit the other Party’s books and records in the event that a material violation of any of the representations, warranties, or covenants in this Section 14.5 needs to be investigated.
(f)
Such Party will have the right to suspend or terminate this Agreement in its entirety (i) where there is an indictment, formal charge, deferred prosecution agreement, consent decree, or settlement that the other Party has violated the FCPA, UK Bribery Act 2010, and EU Anti-Corruption Directive, PRC anti-bribery laws, and local equivalents in the Territory, or (ii) such party determines, in good faith and based upon credible evidence obtained through a reasonable internal investigation, that the other Party or any of its Affiliates or agents, contractors, subcontractors, or Sublicensees violated any such law.
14.6
BIOSECURE Act Compliance.
(a)
Amoytop represents and warrants that, as of the Effective Date, that Amoytop is not a “biotechnology company of concern” as defined in Section 851 of the National Defense Authorization Act for Fiscal Year 2026 (the “BIOSECURE Act”), nor is Amoytop included on the list maintained by the U.S. Department of Defense pursuant to 10 U.S.C. § 1260H (the “1260H List”) or any list of biotechnology companies of concern published by the U.S. Office of Management and Budget pursuant to the BIOSECURE Act.

(b)
Amoytop represents and warrants that, as of the Effective Date, Amoytop does not engage any Third Party in the performance of its obligations under this Agreement that is a biotechnology company of concern or is included on the 1260H List or any OMB list published pursuant to the BIOSECURE Act, in each case to provide biotechnology equipment or services (as defined in the BIOSECURE Act) in connection with the development, manufacture, or commercialization of Licensed Products.
(c)
Amoytop shall promptly notify Aligos in writing if, at any time during the Term, (i) Amoytop is designated or proposed for designation as a biotechnology company of concern or is added to the 1260H List or any OMB list published pursuant to the BIOSECURE Act, or (ii) Amoytop becomes aware that any Third Party engaged by Amoytop to provide biotechnology equipment or services in connection with Licensed Product has been so designated or proposed for designation.
(d)
If Amoytop is designated as a biotechnology company of concern or added to the 1260H List or any OMB list published pursuant to the BIOSECURE Act, the Parties shall discuss in good faith through the JSC any modifications to Amoytop’s operations necessary to mitigate the impact of such designation on Amoytop’s eligibility for U.S. federal contracts, grants, or funding. If such designation is not rescinded or the impact on Aligos’s eligibility is not otherwise resolved to Aligos’s reasonable satisfaction within [****] following Amoytop’s notification under clause (c), Aligos shall have the right to terminate this Agreement under Section 17.4(a) (Termination for Cause; Material Breach).
(e)
If any Third Party engaged by Amoytop is designated as a biotechnology company of concern, Amoytop shall use commercially reasonable efforts to transition the applicable biotechnology equipment or services to a non-designated provider within the timeframe required by applicable law, and in any event within [****] following Amoytop’s notification under clause (c). Amoytop shall keep Aligos reasonably informed of the progress of any such transition.
(f)
The representations, warranties, and covenants of Amoytop under this Section 14.6 are in addition to, and do not limit, any of Amoytop’s other obligations under Article 14 (Representations, Warranties, and Covenants).
14.7
Disclaimer. Except as expressly set forth herein, Amoytop acknowledges and agrees that all rights licensed by Aligos hereunder are licensed “as is” and without any representation, indemnification, or warranty with respect to possible infringement of third-party rights. Nothing in this Agreement shall be construed as (a) a warranty or representation by Aligos as to the validity, protectability, enforceability, or scope of any Licensed IP, (b) a warranty or representation that anything made, used, imported, developed, promoted, offered for sale, sold, or otherwise disposed of under any license granted in this Agreement does not or will not infringe Patents, trade secrets, or other Intellectual Property of Third Parties, (c) a representation or warranty of operability or that development of a commercial products is possible, (d) an obligation to bring or prosecute actions or suits against Third Parties for infringement, (e) conferring the right to use in advertising, publicity, or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof of Aligos or Emory, (f) conferring by implication, estoppel, or otherwise any license or rights under any Patents of Aligos or Emory other than the Licensed Patents, and (g) any other representations or warranties, either express or implied, unless specified in this Agreement. Except as expressly provided herein, the furnishing of Confidential Information shall not be interpreted to convey any grant of rights, titles, interests, options, or licenses to Amoytop under any of the Licensed IP. Except as expressly set forth in this Agreement, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; AND WITHOUT LIMITING THE FOREGOING, ALIGOS EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE LICENSED IP OR LICENSED PRODUCTS, THE SCOPE, VALIDITY, PROTECTABILITY, OR ENFORCEABILITY OF ANY OF THE LICENSED IP, THAT ANY PATENT WILL ISSUE BASED UPON ANY OF THE PENDING APPLICATIONS COMPRISING SAME, OR THAT THE USE OF ANY OF THE LICENSED IP WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF ANOTHER PARTY, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
Article 15

INDEMNIFICATION
15.1
Indemnification.
(a)
Indemnification by Amoytop. The Parties acknowledge that Amoytop, either itself or through the actions of its Representatives, shall be fully responsible for the quality, safety, and operability of, and shall have sole responsibility for, the Development, Manufacture, design, testing, promotion, marketing, sales, and other activities directed to the Commercialization of Licensed Products in the Field in the Territory. Amoytop agrees to indemnify, hold harmless, and defend each of Aligos and Emory, each of their Affiliates, and each of the foregoing officers, trustees, inventors, personnel, agents, employees, students, and each of their respective successors and assigns (“Indemnitees”), except in the case of such Party’s negligence, against any and all claims, demands, loss, liability, expense, damages, and actions (including investigative costs, court costs, and attorneys’ fees,collectively, “Losses”) Indemnitees may suffer, pay, or incur as a results of claims, demands, or actions by Third Parties arising, in whole or in part, from the execution of this Agreement or from the exercise of any rights licensed hereunder or Development, Manufacture, testing, design, use sale, labeling, or other Commercialization of any Licensed Product by Amoytop, its parents, assigns, successors, Sublicensees, customers, contractors, agents, or other transferees, including against any damages, losses, or liabilities whatsoever for death, injury to person, or damage to property. The foregoing indemnity obligation shall not apply to the extent that any Losses arise from, are based on, or result from any activity or occurrence for which

Aligos is obligated to indemnify Amoytop Indemnitees under Section 15.1(b) (Indemnification by Aligos). Amoytop agrees to provide attorneys reasonably acceptable to Aligos to defend against such a claim, and Aligos shall cooperate with Amoytop in defense of such claim. Aligos and, if applicable, Emory may participate in the defense of any claim through counsel of its own choice at its sole expense. Amoytop acknowledges that the technology embodied in the rights licensed hereunder is experimental and agrees to take all reasonable precautions to prevent death, personal injury, illness, and property damage. Amoytop shall promptly notify Aligos of all claims involving the Indemnitees and shall advise Aligos of the amounts that might be needed to defend and pay any such claims. Aligos shall promptly notify Amoytop of all claims brought to its attention relating to Amoytop’s indemnity obligations under this Agreement. Amoytop shall not settle any such claims, demands, or actions under this Section 15.1, without the express, prior written consent of Aligos and, if applicable, Emory, each of which consent shall not be unreasonably withheld or delayed.

Without limiting Amoytop’s indemnity obligations as stated herein, Amoytop shall obtain and maintain product liability and general liability insurance upon the obligation to carry insurance commencing pursuant to Sections 15.2 (Extent of Insurance) and 15.3 (Term of Insurance), which is sufficient to meaningfully protect Aligos and Emory as required by this Article 15, and shall require each of its authorized Sublicensees to have such insurance. Amoytop shall provide to Aligos prior to its first clinical trial or First Commercial Sale of any Licensed Product, certificates of insurance evidencing the coverages required herein and including Aligos and Emory as an additional insured. Evidence of the existence and sufficiency of such insurance shall be provided to Aligos on [****] basis thereafter.

(b)
Indemnification by Aligos. Aligos hereby agrees to defend, indemnify, and hold harmless Amoytop and its Sublicensees, and its and their respective directors, officers, employees and agents (each, an “Amoytop Indemnitees”) from and against any and all Losses, to which any Amoytop Indemnitees may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the gross negligence or willful misconduct of any Aligos Representative, or (b) the material breach by Aligos of any warranty, representation, covenant, or agreement made by Aligos in this Agreement.
15.2
Extent of Insurance. Neither Amoytop nor any Sublicensee shall make, use, import, offer to sell, or sell any Licensed Product, or engage in any other act involving any Licensed Product or the Licensed IP, if such act could reasonably create a material risk of a claim against Aligos or Emory for personal injury or property damage, unless Amoytop shall have first provided Aligos with a certificate of insurance, to be updated [****], proving that Amoytop has in force, during the Term of this Agreement, a policy of insurance (to the extent available to be purchased in the Territory, and promptly upon such availability) against liability claims for accidental death, injury, illness, or other damages arising from such act, as required by Section 15.1(a) (Indemnification by Amoytop), at the following minimum levels:

[****]

Such policy shall be deemed primary and shall include Emory and Aligos each as an additional insured party with respect to the sale or other dispensation of Licensed Products.

15.3
Term of Insurance.
(a)
Unless expressly waived in writing by Aligos, Amoytop agrees that the above-described liability insurance policy shall be continuously maintained in force prior to the first administration of Licensed Product to a human for so long as any Licensed Products are sold, and such policy will provide coverage that may arise due to the actions of Amoytop or the manufacture, use, or sale of Licensed Products, irrespective of whether such liability may occur or be claimed for a period of [****] after termination hereof. Neither Amoytop nor any Third Party shall terminate, reduce the face value of, or otherwise materially modify such insurance coverage while such policy is in effect, unless equal or greater coverage is first provided under another policy in compliance with the foregoing provisions and without any gap in coverage.
(b)
All insurance coverage required under this Agreement shall be primary to any coverage carried by Aligos and Emory, shall waive all rights of subrogation against any additional insured and shall be placed with insurers whose A.M. Best’s rating is at least A-X.
(c)
Amoytop will provide Aligos or have the insurance carrier provide Aligos with no less than [****] written notice of any change in the terms or coverage of the policy or its cancellation.
15.4
Sublicensee Insurance. Amoytop shall ensure that indemnification and insurance provisions that are no less stringent than those contained herein are contained in any Sublicense.
15.5
Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF Article 16 (CONFIDENTIALITY) and Except in the case of such Party’s fraud or willful misconduct, under no circumstances will either Party be liable to the other Party or Sublicensees for lost profits or special, incidental, indirect, consequential, or exemplary damages; provided, howeveR, THAT THIS SECTION 15.5 WILL NOT BE CONSTRUED TO LIMIT Any party’s indemnification obligations under this Article 15.
Article 16

CONFIDENTIALITY 保密
16.1
Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [****] thereafter (or, for any trade secret, for so long as the disclosing Party maintains such trade secret as a trade secret), the receiving Party will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other Party under this Agreement, and both Parties will keep confidential and, subject to Sections 16.3 (Authorized Disclosure), 16.4 (Publication), and 16.5 (Publicity; Public Disclosures), will not publish or otherwise disclose the terms of this Agreement. Each Party may use the other Party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement, including exercising its rights or performing its obligations. Each Party will use at least the same standard of care, and security and confidentiality procedures and practices, as it uses to protect proprietary or Confidential Information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, and other Representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.
16.2
Exceptions. The obligations of confidentiality and restriction on use under Section 16.1 (Confidential Information) will not apply to any information which:
(a)
is already in the recipient Party’s possession, and not otherwise subject to confidentiality obligations, at the time of disclosure as evidenced by the recipient Party’s contemporaneous written records;
(b)
is or later becomes part of the public domain through no fault of the recipient Party;
(c)
is received from a Third Party having no obligations of confidentiality to the disclosing Party; or
(d)
is independently developed by the recipient Party without the use of or reliance upon Confidential Information as evidenced by the recipient Party’s contemporaneous written records.

The disclosing Party shall endeavor in good faith to mark tangible Confidential Information as “Confidential” and to confirm orally disclosed Confidential Information as “Confidential” in writing, given the understanding that failure to mark orally disclosed Confidential Information as “Confidential” in writing does not constitute a designation of non-confidentiality, particularly when the confidential nature is apparent from context and subject matter.

16.3
Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)
filing, prosecuting, or maintaining Licensed Patents as permitted by this Agreement;
(b)
Regulatory Filings for Licensed Products that such Party has a license or right to Develop in a given country or jurisdiction;

(c)
prosecuting or defending litigation as permitted by this Agreement;
(d)
complying with applicable court orders or governmental regulations, including regulations applicable to the public sale of securities or rules or regulations of public stock exchanges;
(e)
disclosure by each Party to its and its Affiliates, employees, consultants, contractors, and agents, and to Sublicensees, in each case on a need-to-know basis to the extent required to accomplish the purposes of this Agreement, including exercising its rights or performing its obligations, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and
(f)
disclosure to potential and actual investment bankers, investors, lenders, investors, acquirers, licensees, and other financial or commercial partners (and their attorneys and agents) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein, but may be of shorter duration (except for trade secrets which will be maintained as confidential as long as they are trade secrets) to the extent such shorter duration is reasonable and customary in the case of investment bankers, investors, lenders, or financial partners and their attorneys or agents.

In the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 16.3(c) (Authorized Disclosure) or Section 16.3(d) (Authorized Disclosure), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts. Any information disclosed pursuant to Section 16.3(c) (Authorized Disclosure) or Section 16.3(d) (Authorized Disclosure) will remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 16.

16.4
Publications. Amoytop shall not publish or present any Data or other results (including pre-clinical and clinical results) from its Development or that discusses this Agreement, Confidential Information, or activities performed hereunder (each, a “Publication”) unless approved in advance by Aligos in writing. Before any Publication is submitted for publication or presentation of any such Publication is made, Amoytop will deliver a complete, English-translated copy to Aligos at least [****] prior to submitting the Publication to a publisher or initiating any other disclosure for its review and comment. Aligos may, by written notice to Amoytop within such [****] period, request an extension of [****] if Aligos determines such a delay is necessary to seek Patent protection on any information contained within the Publication. If requested by Aligos, one or more employees of Aligos shall be co-author(s) or co-presenter(s) on each Publication. Amoytop agrees that no such publication or presentation of a Publication shall be made without the prior written consent of Aligos. For clarity, Amoytop understands and agrees that Emory is free to publish any of Emory’s information related to the Emory

Patents and to use the same solely for purposes of its internal non-commercial research, teaching, and other educationally-related non-commercial matters.
16.5
Publicity; Public Disclosures.
(a)
Following the execution of this Agreement, either Party may issue a press release in accordance with Applicable Law announcing certain terms of this Agreement (“Press Release”). The issuing Party shall provide the other Party a copy of the proposed Press Release at least [****] prior to the intended publication of the Press Release for review and comment, and shall reasonably consider the input of the reviewing Party.
(b)
Subject to Section 16.3 (Authorized Disclosure), neither Party shall use the names of the other (and, in the case of Amoytop, of Emory), or any adaptation thereof, or of their employees, officers, or agents, or any adaptation thereof, in any advertisement, promotional or sales literature without prior written consent obtained from such Party in each case. Both Parties agrees to take all reasonable precautions to prevent any public information regarding the Licensed Patents or this Agreement from containing inaccuracies or from otherwise being misconstrued or misleading.
16.6
Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 16. In addition to all other remedies, a Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 16.
Article 17

TERM AND TERMINATION
17.1
Term. This Agreement will commence on the Effective Date and unless terminated earlier as provided in this Article 17 will continue until the expiration of all Royalty Terms in the Territory (the “Term”).
17.2
Termination by Mutual Agreement. The Parties may terminate this Agreement at any time upon mutual written agreement, in its entirety or with respect to one or more countries within the Territory. If the Closing Date does not occur within forty-five (45) days after the Execution Date, then this Agreement shall terminate automatically, without further action by either Party.
17.3
Suspension and Termination for Safety and Regulatory Concerns. If either Party has bona fide serious safety or regulatory concerns regarding the Licensed Products’ distribution in the Territory, such Party may give written notice, including reasonable and solid supporting materials, to the other Party. Upon such notice, the Parties shall immediately discuss corresponding solutions together, and if necessary in the reasonable view of either Party, the Parties shall cause all Sublicensees of Amoytop to pause all Development and Commercialization activities related to the Licensed Product in the Territory for a period of [****] (or such shorter period as agreed by the Parties) while the Parties discuss such concerns and whether this Agreement should be terminated as a result. If the Parties are not able to reach consensus by the end of such [****] period (i.e., consensus on whether to terminate or continue this Agreement), then the Parties shall engage a panel of expert(s) in the field of drug safety and regulation (a) consisting of one expert agreed upon by both Parties, if the Parties can agree on a single expert or (b) consisting of three experts if the Parties cannot agree within a reasonable period of time on a single expert, with each Party selecting one such expert and such two experts selecting the third expert. Each Party shall present its case to the expert(s) as to whether the safety or regulatory concerns are such that termination of this Agreement is the prudent or commercially practicable result, which presentations shall take place in in London or, if agreed by the Parties, remotely via video conference. The Parties shall continue to pause all Development and Commercialization activities related to the Licensed Product until the final determination of the expert panel. The determination of such expert panel shall be binding on both Parties. If the finding of the expert panel is that the safety or regulatory concerns are such that termination of this Agreement is the prudent or commercially practicable result, the Parties shall so terminate this Agreement pursuant to Section 17.2 (Termination by Mutual Agreement); otherwise the Parties can thereafter resume its Development and Commercialization activities for the Licensed Products. [****] the costs and fees of the expert panel.
17.4
Termination for Cause.
(a)
Material Breach. Each Party will have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches or defaults any material term of this Agreement and has not cured such breach or default within [****] after notice of such breach or default from the non-breaching Party. Without limitation the generality of the foregoing, any one or more of the following shall each be deemed a material breach of a material term of this Agreement by Amoytop:
(i)
failure to pay running royalites or other payments to Aligos in accordance with the terms of this Agreement;
(ii)
failure of Amoytop to provide Product Reports; or
(iii)
lack of diligence as set forth in Article 9 (Diligence and Reporting), including failure to meet a Milestone by the applicable Milestone Date; however, lack of diligence due to force majeure as provided in Section 19.9 (Force Majeure), shall be excluded;
(iv)
breach of Section 14.6 (BIOSECURE Act Compliance); or

(v)
the breach by Amoytop of any other material term of this Agreement.
(vi)
any action by Amoytop or any Sublicensee that (a) as determined by a Regulatory Authority, gives rise to a material safety risk with respect to the Licensed Product or (b) can reasonably be expected to materially diminish, impair, or otherwise materially adversely affect the commercial value of the Licensed Product.
(b)
Bankruptcy. Each Party will have the right to terminate this Agreement in its entirety upon written notice to the other Party if the other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding is not dismissed within [****] after the commencement thereof.

All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the US (collectively, the “Bankruptcy Laws”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all Information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.

17.5
Disputes Regarding Right to Terminate. If a Party disputes the grounds for the other to terminate this Agreement under Section 17.4 (Termination for Cause), such Party must provide written notice of the dispute to the other Party during the applicable notice or cure period and prior to the effective date of said termination. In such case, the dispute shall be resolved in accordance with the dispute resolution provisions provided in Article 18 (Dispute Resolution).

17.6
Effects of Termination. Upon any termination of this Agreement, the following will apply:
(a)
Termination of Licenses and Other Rights. The licenses granted to Amoytop in Article 2 (License) will automatically terminate, and all other rights and obligations of the Parties under this Agreement will terminate (except for those rights that survive pursuant to Section 17.8 (Survival) and for the periods set forth in the corresponding Sections referenced therein).
(b)
Remaining Inventories. After the effective date of termination of this Agreement, to the extent not made by Aligos pursuant to Section 17.4 (Termination for Cause), Amoytop and its Sublicensees may, for a period of [****], sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Amoytop complies with, and requires its Sublicensees to comply with, all of the terms of this Agreement, and including (i) Amoytop shall pay to Aligos the running royalties and other payments as required hereinabove, (ii) insurance required hereunder shall be in effect, and (iii) Amoytop shall submit the reports required by Article 9 (Diligence and Reporting).
(c)
Summary of Activities. Subject to Section 6.2(f) (Marketing Authorization Holder; Reversion), within [****] after the effective date of termination of this Agreement, Amoytop shall provide to Aligos a reasonably detailed, accurate summary report of the status and results of its (and its Sublicensees’) material Development, Manufacturing, and Commercialization activities directed to the Licensed Products prior to the effective date of such termination.
(d)
License Grant [****]. Effective upon [****], Amoytop [****]. Further, if [****], Amoytop shall [****] to the extent (i) [****] and (ii) [****].
(e)
Transition Assistance. Subject to Section 6.2(f) (Marketing Authorization Holder; Reversion), without limiting Section 17.6(c) (Summary of Activities) or the generality of the remainder of this Section 17.6(e), the Parties shall effect a seamless, timely transition to Aligos or its designee of the then ongoing Development, Manufacturing, and Commercialization activities and responsibilities, as applicable, with respect to the Licensed Products in the Territory in accordance with a transition plan to be negotiated in good faith by the Parties starting as soon as practical, but not later than [****] after the effective date of termination, so long as the Parties are not in dispute over such termination or where Amoytop is actively curing a breach as permitted in Section 17.6(c) (Summary of Activities). The transition plan will set out all relevant terms, including costs required to effect the transition including regarding transfer or completion of on-going clinical studies of Licensed Products, transfer of Regulatory Filings and Regulatory Approvals, assignment or transfer of material Third Party agreements to the extent solely related to the Development, Manufacturing, or Commercialization of Licensed Products and transfer of any filings for Product Marks, timing and format for transfer of all Data related to the Licensed Products, reasonable accommodations for the supply of Licensed Products or transfer of existing inventory of Licensed Products, and responsibility for prosecution, maintenance, enforcement, and defense of Patents of Amoytop within the Arising IP. The transition plan will also include all terms and commitments sufficient for Aligos to comply with all corresponding commitments to Emory. Notwithstanding anything to the contrary that may be set forth in such transition plan, Amoytop hereby assigns to Aligos all such Regulatory Filings, Regulatory Approvals, and Product

Marks effective as of the effective date of such termination. If Amoytop refuses to timely enter into a reasonable transition plan with Aligos, Aligos may engage an independent Third Party with relevant experience to prepare a reasonable transition plan and such transition plan will be binding on both Parties. [****] the costs and fees of such Third Party.
17.7
Confidential Information. Upon expiration or termination of this Agreement, except to the extent that a Party obtains or retains the right to use the other Party’s Confidential Information, each Party will promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or Control containing Confidential Information of the other Party; provided that such Party may keep one copy of such materials for archival purposes only subject to continuing confidentiality obligations.
17.8
Survival. Expiration or termination of this Agreement for any reason will not relieve the Parties of any obligation or right that has already accrued prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions will survive expiration or termination of this Agreement: Article 1 (Definitions), Article 10 (Upfront Payments; Milestone Payments; Royalties), Article 11 (Payment; Records; Audits), Article 15 (Indemnification), Article 16 (Confidentiality) (for the applicable time period set forth in Section 16.1 (Confidential Information)), Article 18 (Dispute Resolution), and Article 19 (General Provisions) and Sections 2.3(b) (Amoytop Improvements), 2.6 (Recognition of Emory Agreement), 6.2(f) (Market Authorization Holder; Reversion), 12.1 (Ownership of Licensed IP), 12.2 (Arising Intellectual Property), 13.2 (Data Sharing by Amoytop), 13.4 (Rights of References), 14.7 (Disclaimer), 17.6 (Effects of Termination), 17.7 (Confidential Information), 17.8 (Survival), 17.9 (Exercise of Right to Terminate), and 17.10 (Damages; Relief).
17.9
Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement will not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided that termination of this Agreement will not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
17.10
Damages; Relief. Subject to Section 17.9 (Exercise of Right to Terminate), termination of this Agreement will not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
Article 18

DISPUTE RESOLUTION
18.1
Objective. The Parties recognize that disputes as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 18 to resolve any such dispute if and when it arises.
18.2
Resolution by Executive Officers. If an unresolved dispute as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the Chief Executive Officer of Amoytop (or a designee thereof) and Chief Executive Officer of Aligos (or a designee thereof) (collectively, the “Executive Officers”), who will meet in person or by telephone within [****] after such referral to attempt in good faith to resolve such dispute. All negotiations pursuant to this Article 18 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If such matter cannot be resolved by discussion of such officers within such [****] period, or such other time period as the Parties may agree to in writing, such dispute will be resolved in accordance with Section 18.3 (Arbitration).
18.3
Arbitration.
(a)
If the Parties do not resolve a dispute as provided in Section 18.2 (Resolution by Executive Officers), and a Party wishes to pursue the matter, each such dispute will be resolved by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as then in effect (the “ICC Rules”), which ICC Rules are deemed to be incorporated by reference into this clause and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The decision rendered in any such arbitration will be final and not appealable. If either Party intends to commence binding arbitration of such dispute, such Party will provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Notwithstanding the foregoing, the Parties acknowledge and agree that if the following disputes will be required to be adjudicated by the applicable state or federal court or other competent court in a given country or countries under the Applicable Laws: (i) disputes with respect to determining the validity, enforceability or infringement of any Licensed Patent, (ii) any dispute relating to antitrust matters, and (iii) any other dispute that is not permitted under applicable law to be resolved by arbitration despite the existence of this Section 18.3, either Party may bring such claim in the applicable state or federal court or other competent court having such jurisdiction.
(b)
The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with the ICC Rules, none of whom will be a current or former employee or director, or a then-current stockholder, of either Party, their respective then-current Affiliates, or any sublicensee. The place of arbitration will be Hong Kong, and the laws of England and Wales shall apply to all questions regarding the validity, scope, and interpretation of this Article 18 (Dispute Resolution). The arbitration and all communications and documents relating thereto will be conducted in English.

(c)
Document production in the arbitration will be conducted in accordance with the latest IBA Rules on Taking of Evidence in International Arbitration. No later than [****] after the constitution of the tribunal, the tribunal will organize a case management conference with the Parties and their representatives to fix a calendar of the proceedings. The tribunal and the Parties will cooperate such that the arbitration proceedings will be closed within [****] from the date of the case management conference.
(d)
Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any provisional injunctive relief or any other provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators will have no authority to award punitive or any other non-compensatory damages. The arbitrators will have the power to order that all or part of the legal or other costs incurred by the prevailing Party in connection with the arbitration be paid by the non-prevailing Party.
(e)
Except to the extent necessary to confirm or enforce an award or to accomplish the purpose of this Agreement, including to exercise its rights and to perform its obligations under this Agreement or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties, provided, however, each Party may disclose the content of the award to its Affiliates, Sublicensees and the licensees, employees, agents, consultants, contractors and other representatives who have a legitimate need to know the content of the award. In no event will an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the applicable statute of limitations.

Article 19

GENERAL PROVISIONS
19.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, without regard to its or any other jurisdiction’s conflicts of laws provisions.
19.2
Entire Agreement; Modification. This Agreement, including the exhibits, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written, or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.
19.3
Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
19.4
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and, except for Indemnitees pursuant to Article 15 (Indemnification) and for Emory’s rights pursuant to Section 2.6(c) (Recognition of Emory Agreement), nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
19.5
Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement will neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right will be in writing, will be as to a particular matter and, if applicable, for a particular period of time and will be signed by such Party.
19.6
Assignment.
(a)
Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, without the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned, or delayed), except that: (i) Aligos may assign or otherwise transfer this Agreement and its rights and obligations hereunder without Amoytop’s consent in connection with a Change of Control of Aligos or in connection any sale, transfer, or other disposition of the Licensed IP or Aligos’s business related thereto, provided that the assignee agrees in writing to be bound by all of Aligos’s obligations under this Agreement; and (ii) Aligos may assign or otherwise transfer this Agreement and its rights and obligations hereunder without Amoytop’s consent to an Affiliate of Aligos, provided that such Affiliate is legally capable of performing Aligos’s obligations and agrees in writing to be bound by this Agreement.
(b)
Without limiting the restrictions in Section 19.6(a) (Assignment), as soon as practicable upon the consummation by a Party of a definitive agreement that effects a Change of Control of such Party, such Party will provide written notice to other Party setting forth the name of the Third Party acquirer or the entity with or into which such Party will be merged or consolidated, as the case may be and such other details as the other Party may reasonably request in connection with such Change of Control.
(c)
The rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s permitted successors and permitted assigns to the extent necessary to carry out the intent of this Section 19.6. Any assignment not in accordance with this Section 19.6 will be null and void.

19.7
Severability. Should any provision of this Agreement be determined to be unenforceable or otherwise unlawful, then such provision shall be without effect, as if such provision had not been included herein, and the remaining terms of this Agreement shall survive. In such instance, the Parties shall promptly meet to agree upon further terms which shall, within the confines of the law, most substantially satisfy the intention of the Parties as reflected by the ineffective provision. If such agreement between the Parties is not reached within [****] of the date such provision is determined to be unenforceable or otherwise unlawful, the Parties agree to submit such matter to binding arbitration for resolution, in accordance with Section 18.3 (Arbitration).
19.8
Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by (a) air mail (postage prepaid) requiring return receipt, (b) overnight courier, or (c) email confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other in accordance with this Section 19.8. Notice will be deemed sufficiently given for all purposes upon the earliest of (i) the date of actual receipt, (ii) if air mailed, [****] after the date of postmark, or (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries.

If to Amoytop, notices must be addressed to:

Xiamen Amoytop Biotech Co. Ltd.,
Wengjiao Road No. 330, Haicang District
Xiamen, Fujian, P.R. China 361028

Attention: [****]

with a copy (which alone will not constitute notice) to:

Xiamen Amoytop Biotech Co. Ltd.,
Wengjiao Road No. 330, Haicang District
Xiamen, Fujian, P.R. China 361028
Attention: [****]

If to Aligos, notices must be addressed to:

Aligos Therapeutics, Inc.
1 Corporate Drive, 2nd Floor
South San Francisco, CA 94080, U.S.A.

Aligos Therapeutics, Inc.

Attention: [****]

with a copy (which alone will not constitute notice) to:

Aligos Therapeutics, Inc.
1 Corporate Drive, 2nd Floor
South San Francisco, CA 94080, U.S.A.

Aligos Therapeutics, Inc.

Attention: [****]

And

Greenberg Traurig, LLP

12830 El Camino Real
Suite 350
San Diego, CA 92130

Attention: [****]

19.9
Force Majeure. Other than Amoytop’s obligation to pay royalties and other payments when due, no Party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by acts of God or natural disaster, interference by civil or military authorities, government actions, war or terrorism, or outbreak of infectious disease, epidemic or pandemic (including SARS-CoV-2, which causes COVID-19) and any government actions arising therefrom. Such excuse from liability will be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within [****] after its occurrence.
19.10
Optional Compliance with US Standards. Unless expressly stated otherwise in this Agreement, where this Agreement requires compliance with any Applicable Law or standard, such laws, regulations or standards at any level shall, for the purpose of this Agreement, refer to the laws, regulations or standards in the Territory, and specifically the region where the Licensed Product is developed and commercialized. For the purpose of the Agreement and the common interests of Aligos and Amoytop, Amoytop shall have the right to evaluate during the performance of this Agreement whether the laws, regulations or standards of other countries/regions (especially the U.S.) shall be added, and shall inform Aligos of such adding.
19.11
Compliance with Technology Import and Export Regulations.
(a)
The Parties acknowledge that this Agreement constitutes a technology import contract subject to the Administrative Regulations on Technology Import and Export of the People's Republic of China (“TIER”) and that certain provisions of TIER are mandatory and apply to this Agreement regardless of the governing law elected by the Parties. Without limiting the foregoing, the Parties acknowledge that:

(b)
TIER Article 23 imposes on a technology licensor a statutory warranty regarding non-infringement of the licensed technology. The Parties acknowledge that this statutory warranty operates as a matter of mandatory PRC law independently of, and in addition to, the representations, warranties, and indemnification obligations set forth in Article 14 (Representations, Warranties, and Covenants) and Article 15 (Indemnification) of this Agreement. Nothing in this Agreement shall be construed as an expansion of such statutory warranty beyond its scope under TIER, and the contractual representations and warranties of Aligos set forth in this Agreement (including any limitations, qualifications, and knowledge qualifiers applicable thereto) represent the Parties’ agreed allocation of risk as between themselves with respect to intellectual property matters. To the extent permitted by Applicable Law, Amoytop agrees to look first to the contractual remedies set forth in this Agreement with respect to any claim arising from alleged infringement of Third Party intellectual property rights by the Licensed IP; and
(c)
pursuant to the Applicable Laws in the Territory, Amoytop will have the right to use any improvements to the Licensed IP made by Amoytop without restriction, and no provision of this Agreement shall be construed to require Amoytop to assign to Aligos any intellectual property rights in improvements developed solely by Amoytop, to the extent that such assignment would contravene TIER.
(d)
To the extent any provision of this Agreement conflicts with mandatory provisions of TIER, the mandatory provisions of TIER will prevail with respect to the rights and obligations of the Parties in the Territory, and the Parties shall negotiate in good faith such amendments to the affected provisions as may be necessary to give effect to the Parties’ original commercial intent to the fullest extent permitted by applicable law.
(e)
For the avoidance of doubt, this Section does not limit or modify any grant-back, license, or other rights expressly granted by Amoytop to Aligos under this Agreement to the extent such rights are consistent with TIER.
19.12
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such Intellectual Property and all embodiments of such Intellectual Property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.
19.13
Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference and will not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular will include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article will include all Sections, subsections, and paragraphs in such Article, references to any Section will include all subsections and paragraphs in such Section, and references in this Agreement to any subsection will include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. All references to a day means a calendar day, unless otherwise identified. If a Party “shall,” “will,” or “must” take or refrain from taking any action or activity, such Party has a contractual commitment to take or refrain from taking, as applicable, such action or activity. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
19.14
Language. This Agreement has been prepared in the English language and the English language will control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement will be in the English language. To the extent a Chinese-language translation of this Agreement or any portion thereof is required for filing with MOFCOM, SAFE, NMPA, CDE, or any other Governmental Authority in the Territory, or is otherwise prepared by or on behalf of either Party, such translation shall be prepared by a qualified translator mutually agreed upon by the Parties, or if prepared by one Party, shall be provided to the other Party for review and comment no less than [****] prior to submission to any Governmental Authority or other Third Party. In the event of any discrepancy between the English-language text of this Agreement and any Chinese-language translation, the English-language text shall control as between the Parties. Neither Party shall submit to any Governmental Authority or Third Party a Chinese-language translation of this Agreement or any portion thereof that has not been reviewed and approved by the other Party, such approval not to be unreasonably withheld, delayed, or conditioned. Each Party shall bear its own costs in connection with the review of any such translation, and the costs of preparation of any translation required for regulatory filing purposes in the Territory shall be borne by Amoytop. The Parties acknowledge that certain legal terms in this Agreement may not have precise equivalents in the Chinese language, and agree to cooperate in good faith to ensure that any Chinese-language translation reflects the intent of the English-language text as accurately as practicable.
19.15
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
19.16
Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have caused this License Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

Aligos Therapeutics, Inc. on its own behalf and behalf of its Affiliates.	Xiamen Amoytop Biotech Co., Ltd., on its own behalf and behalf of its Affiliates.
By: /s/ Lawrence Blatt	By: /s/ Sun Li
Name: Lawrence Blatt	Name: Sun Li
Title: Chief Executive Officer Date: 4/14/2026	Title: Chief Executive Officer Date: 4/16/2026

Exhibit 1.1

1075 COMPOUND

[****]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.68

LICENSED KNOW-HOW

[****]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

EXHIBIT 1.69

LICENSED PATENTS

[****]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 1.70

LICENSED PRODUCT

[****]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit 2.6

EMORY AGREEMENT

Aligos Therapeutics/Emory University License Agreement by and between Aligos Therapeutics, Inc. and Emory University, dated June 26, 2018.

First Amendment to License Agreement by and between Aligos Therapeutics, Inc. and Emory University, dated June 18, 2020